                            SCHEDULE 14A INFORMATION
                                PROXY STATEMENT


                   Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Preliminary Filing)

                           --------------------------


/x/  Filed by the Registrant
/ /  Filed by a party other than the Registrant

/x/  Preliminary proxy statement, as amended
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                             MISSION WEST PROPERTIES
                                  (Registrant)

                          Commission File Number 1-8383




Payment of filing fee:

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/x/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
     (1)  Title of each class of securities to which transaction applies: N/A
     (2)  Aggregate number of securities to which transactions applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $46,540,000 total transaction value (cash)
     (4) Proposed maximum aggregate value of transaction: $46,540,000 (transaction value) x 1/50 of 1 percent (rate of filing fee) = $9,308 (filing fee) ($8,400 previously paid)*
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing
     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:


* $8,400 paid upon filing of preliminary proxy on July 15, 1996 for sale of all real estate assets for $42,000,000.

                             MISSION WEST PROPERTIES
                         6815 Flanders Drive, Suite 250
                        San Diego, California 92121-3914

                          ----------------------------

                                    NOTICE OF
                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD DECEMBER 5, 1996

                          ----------------------------




TO THE SHAREHOLDERS:

     A special meeting of shareholders of Mission West Properties (the "Company") will be held at the Company's corporate offices, 6815 Flanders Drive, Suite 250, San Diego, California on Thursday, December 5, 1996, at 9:00 a.m. for the following purposes:

          1. To consider a sale of all the Company's real estate assets to Lincoln Property Company N.C., Inc.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on October 22, 1996, will be entitled to vote at the meeting. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY PROVIDED A PROXY.

                                           By Order of the Directors

                                              Katrina L. Thompson
                                                   Secretary





              THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 4, 1996.

                               MISSION WEST PROPERTIES
                            6815 Flanders Drive, Suite 250
                           San Diego, California 92121-3914


                            ----------------------------

                                   PROXY STATEMENT
                                         FOR
                           SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD DECEMBER 5, 1996

                            ----------------------------


                                 GENERAL INFORMATION


Your proxy in the enclosed form is solicited by the Board of Directors ("Board" or "Directors") of Mission West Properties, a California corporation (the "Company"), for use at the special meeting of shareholders to be held on December 5, 1996, for the purposes set forth in the accompanying notice and at any adjournment or postponement of that meeting. The mailing of this Proxy Statement and the accompanying form of proxy to shareholders of the Company is expected to commence on or about November 4, 1996.

The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the proposed sale of assets to Lincoln Property Company N.C., Inc. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and votes in person.

The cost of soliciting proxies in the enclosed form will be borne by the Company. Solicitation will be made primarily by mail but shareholders may be solicited by telephone, telegraph, or personal contact. The Directors may retain the services of a proxy-soliciting firm for soliciting proxies from those entities holding shares in street name.

                                  VOTING SECURITIES


The outstanding securities of the Company at October 22, 1996, consisted of 1,371,121 shares of Common Stock. Each shareholder of record at the close of business on October 22, 1996, is entitled to one (1) vote for each share of Common Stock then held. Shares of the Company are traded on the American and Pacific Stock Exchanges. The following table sets forth the beneficial ownership of the outstanding shares of the Company held at October 22, 1996, by the only persons known to management to be the beneficial owners of more than five (5) percent of these shares, each of the Directors of the Company, each of the executive officers of the Company, and the Directors and executive officers as a group.


                                             Shares
                                          Beneficially
                                           Owned As of          Percent of
             Beneficial Owner           October 22, 1996          Class
      ------------------------------    ----------------      -------------

         Triton Group Ltd.                  676,050               49.31%
         Michael M. Earley, CEO
         550 West "C" Street,
         Suite 1880
         San Diego, CA  92101

         Tennenbaum & Co., LLC              162,700(1)            11.87
         1999 Avenue of the
         Stars, Suite 3200
         Los Angeles, CA  90067

         Michael M. Earley, Director              0                0.00

         Harve Filuk, VP                     32,931(2)             2.16(2)

         Mark G. Foletta, Director                0                0.00

         J. Gregory Kasun,                  109,426(2)             7.17(2)
         Director and CEO
         6815 Flanders Drive, Suite 250
         San Diego, CA  92121

         William E. Nelson, Director         76,961(2)             5.05(2)
         7817 Ivanhoe Avenue
         La Jolla, CA  92037

         Richard R. Tartre, Director         17,966                1.18

         Katrina L. Thompson, CFO             7,924(2)             0.52(2)

         Byron B. Webb, Jr., Director       170,019(2)            11.15(2)
         1026 Wall Street
         La Jolla, CA  92037

         All Directors and                1,091,277(3)            71.55(3)
         executive officers as a
         group (8 persons)

        ------------------------

         (1) Shares owned as of August 31, 1996, the most recent data available. Obtained from Form 4 as filed with the Securities and Exchange Commission.
         (2) Includes shares that may be acquired within 60 days after October 22, 1996, upon the exercise of stock options as follows: Mr. Filuk 26,940; Mr. Kasun 93,580; Mr. Nelson, 14,800; Ms. Thompson 3,960; and Mr. Webb 14,800.
         (3) Includes 676,050 shares held by Triton Group Ltd. Includes 154,080 shares that may be acquired within 60 days after October 22, 1996, upon the exercise of stock options.

TRITON GROUP LTD.

Triton Group Ltd. ("Triton"), of which Michael M. Earley is president, chief executive officer, and a director, is a publicly owned company, the shares of which are traded on the American Stock Exchange. Triton is an operating/holding company that has been disposing of its investments in accordance with a previously announced plan to realize value; Mission West Properties is one of the few remaining investments. On September 23, 1996, Triton announced that it had entered into a letter of intent to merge with Security Systems Holdings of Orange, Connecticut. The transaction is expected to close in early 1997.

As of October 22, 1996, the Directors and executive officers of the Company owned in the aggregate 773,843 shares of Triton, of which 810 shares may be acquired within 60 days after October 22, 1996, upon the exercise of warrants.



                         PROPOSED SALE OF REAL ESTATE ASSETS


INTRODUCTION

On October 14, 1996, the Company entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (the "Agreement") by and among Lincoln Property Company N.C., Inc. (the "Purchaser" or "Lincoln"), the Company, and Mission West Executive Aircraft Center, Inc., a wholly owned subsidiary of the Company ("MW Aircraft Center") (the Company and MW Aircraft Center collectively, the "Company" or "Seller"), pursuant to which the Company will sell all of its real estate assets (the "Assets") to the Purchaser for a purchase price of $46,540,000 in cash. The Company will satisfy all secured indebtedness related to the real estate assets with proceeds from the sale; this indebtedness will approximate $30,750,000 at the scheduled time of closing of the transaction.
The Company's shareholders are being asked to approve the Agreement and the transactions contemplated thereby (the "Transaction"). The Company's obligations under the Agreement are conditioned upon, among other things, approval by the Company's shareholders of the Agreement and the transactions contemplated thereby.

Subsequent to consummation of the Transaction (the "Closing"), the Company is expected to have net assets of approximately $15,200,000, consisting primarily of cash and cash equivalents. After the Closing, the Company intends to consider making a substantial dividend distribution to shareholders; the Company will then review available strategic alternatives, which may include business or asset acquisitions, a sale of the Company, or outright liquidation (see "Operation of the Company after the Closing" below).


PARTIES TO THE TRANSACTION

The Company is a publicly held corporation that owns and operates commercial real estate projects in southern California and in Arizona. For a more complete description of the Company's business, reference is made to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, each of which is incorporated herein and copies of which are furnished with this proxy statement. The Company's principal executive offices are located at 6815 Flanders Drive, Suite 250, San Diego, California. The Company's telephone number is (619) 450-3135.

The Purchaser, a Texas corporation, is a real estate investment, management, and consulting company that has developed 83 million square feet of commercial real estate and currently manages over 87 million square feet of commercial property throughout the United States and Europe. The Purchaser's principal executive offices are located in Dallas, Texas. The Purchaser maintains an office in southern California at 30 Executive Park, Suite 100, Irvine, California. The Purchaser's telephone number in Irvine is (714) 261-1178.

There is no affiliation between the Company and the Purchaser.


BACKGROUND AND REASONS FOR THE TRANSACTION

The decision by the Board of Directors to enter into the Agreement with the Purchaser follows many months of deliberations in which the Board, together with its advisors, reviewed the strategic alternatives available to the Company and considered a number of possible transactions. The Directors believe that a sale of the Company's properties represents the best means for the shareholders to realize value on their investment in the Company.

Consideration of strategies outside of the normal development, leasing, and sales activities of the Company began in 1992 as the Company reduced overhead and conserved its cash resources. In 1993, the Company and its financial advisors began discussions with a number of potentially interested parties concerning an investment in the Company or a sale of assets or other business combination. One such series of discussions led to a definitive agreement in January 1995 for the sale of substantially all of the Company's assets at an aggregate purchase price of $45,000,000. That proposed transaction was subject to a number of conditions, including the buyer's evaluation of the economic feasibility of the transaction; the buyer elected to terminate the proposed purchase prior to submission thereof to the shareholders for a vote. Also during this period, the Board and its financial advisors attempted a private placement of debt securities to refinance the Company's outstanding mortgage indebtedness; however, the proposed offering was not concluded due to economic and other conditions affecting the southern California real estate markets.

Following the termination of the proposed sale in early 1995, the Board and its financial advisors continued to evaluate possible value recognition transactions for the Company and considered a number of possible business combination, investment, or sale transactions. In late 1995, management was directed to pursue the sale of three properties not conforming to the profile of the Company's other real estate investments (properties owned in Arizona and Riverside County and the MW Aircraft Center); while discussions with several interested parties occurred, no property sales were consummated. In early 1996, discussions regarding possible strategic transactions with several interested parties reached serious stages and management and the Company's financial advisors were directed to pursue a number of these potential transactions for consideration by the Board.

During the spring of this year, representatives of the Company, Triton, and the Company's financial advisor negotiated the terms of a definitive agreement for the sale of substantially all of the Company's real estate assets to DMB/SVP California Investments, LLC ("DMB/SVP"), reporting to the Board on the status of such negotiations informally and at several special meetings of the Directors.
A form of definitive agreement (the "DMB/SVP Agreement") was reviewed with the Directors at a special meeting held June 28, 1996 at which time the Board authorized the proper officers to execute and deliver the definitive DMB/SVP Agreement and set a record date of July 24, 1996 for the special meeting of shareholders to consider and vote on the DMB/SVP Agreement and the related transaction. Pursuant to provisions contained in the DMB/SVP Agreement, DMB/SVP elected to exclude the Company's leasehold interest in the Mission West Executive Aircraft Center from the transaction and, on August 20, 1996, the DMB/SVP Agreement was amended to provide for related arrangements (including a $3,500,000 reduction in the purchase price for the Assets). At a special meeting of the Board held on August 20, 1996 to consider the amendment to the DMB/SVP Agreement, the record date for a Special Meeting of Shareholders to vote on the DMB/SVP Agreement and the related transaction was reset to August 23, 1996.

Subsequent to public announcement of the DMB/SVP transaction, Tennenbaum & Co., LLC ("Tennenbaum"), which had accumulated in excess of ten percent of the Company's outstanding Common Stock during the period from May 6, 1996 to July 31, 1996, made a conditional offer to purchase all of the Company's Common Stock owned by Triton at $8.00 per share. Michael E. Tennenbaum, managing member of Tennenbaum, asked to meet with the Board of Directors and, at a special meeting of the Board on August 6, 1996, Mr. Tennenbaum outlined to the Directors his belief that more value could be realized from the Company's properties by an orderly liquidation over time and suggested that the Directors had not fulfilled their fiduciary duties in approving the transaction with DMB/SVP. Mr. Tennenbaum advised the Directors that his counsel had determined that the Company could terminate the DMB/SVP Agreement and requested that the Board do so forthwith. In response to a question from one of the Directors, Mr. Tennenbaum stated that he had no interest in making a tender offer to all shareholders at the price offered to Triton and that, if he acquired the Triton interest in the Company, he would cause the Company to offer to repurchase its own shares from time to time with proceeds from an orderly liquidation program.

After Mr. Tennenbaum was excused from the August 6, 1996 meeting, the Board reviewed his presentation and concluded that Mr. Tennenbaum had not provided information that would lead the Board to follow any path other than to proceed under the terms of the DMB/SVP Agreement. The Directors noted that Mr. Tennenbaum had not provided any specific information on valuation of the Company's properties nor had he made any proposal to the Company for a transaction involving the Company. Mr. Tennenbaum on August 9, 1996 delivered a written demand to the Board of Directors that the Company "exercise its rights not to proceed with the proposed sale of the Company's real estate assets to [DMB/SVP]." In that demand letter, Mr. Tennenbaum also asserted that the Directors had breached their fiduciary duties to the shareholders in a number of ways in continuing to pursue the transaction contemplated by the DMB/SVP Agreement. The Company responded in a letter dated August 12, 1996 to Mr. Tennenbaum that, notwithstanding his assertion that more value could be realized for shareholders by an orderly liquidation of the Company's properties, he had provided no factual information to support his contention and, further, counsel to the Company could not agree with his assertion that the Company was free to terminate the DMB/SVP Agreement with impunity absent a superior proposal. Notwithstanding the assertions of Mr. Tennenbaum, the Board determined to continue with the transaction under the DMB/SVP Agreement, as amended, as being in the best interests of the shareholders as a whole.

Subsequent to Mr. Tennenbaum's appearance at the August 6, 1996 Board meeting and the above-noted exchange of correspondence, Tennenbaum submitted a letter to Triton purporting to offer $7.00 per share of the Company's Common Stock for all shares owned by Triton. The conditional offer also expressed a willingness by Tennenbaum to provide indemnification for Triton against claims made by DMB/SVP.

Following execution of the DMB/SVP Agreement, but in compliance with the terms thereof, the Company furnished information to third parties expressing interest in pursuing a purchase of the Assets. Noting that three parties were potentially interested in making, or had already made, offers to purchase the Assets for consideration that would result in net proceeds to the Company of an amount in excess of that offered by the DMB/SVP Agreement, the Company notified DMB/SVP and the three parties on October 10, 1996 that "best and final" offers to purchase the Assets should be received by the Company at or before 5:00 p.m. on October 13, 1996 (two days before a planned shareholder meeting at which action would be taken to commit the Company irretrievably to the DMB/SVP Agreement).

Pursuant to the terms of a "fiduciary out" provision in the DMB/SVP Agreement, the Board could terminate that agreement and pursue a third party offer without breaching the DMB/SVP Agreement if (i) the Board determined that the terms of the third party offer were economically superior to the transaction contemplated by the DMB/SVP Agreement, (ii) as a result, in the opinion of the Company's legal counsel, the Board had a fiduciary duty to accept the third party offer, and (iii) the Company paid DMB/SVP a "break-up" fee of up to $2,000,000. Of this amount, $150,000 was payable to DMB/SVP immediately as reimbursement for costs incurred in performing its due diligence review of the Assets; the balance of $1,850,000 is due if a sale of Assets or sale of the Company to a third party is completed.

The Board asked the Company's financial advisor to evaluate the "best and final" offers received. Although the Lincoln offer did not, on its face, appear to provide the greatest value, after discounting another offer for an inherent financing risk the Board concluded, in part based upon the advice of its financial advisor, that the Lincoln offer was the best offer to purchase the Assets available to the Company in view of all relevant circumstances. Based upon this conclusion, legal counsel advised the Board that it had a fiduciary duty to accept the offer from Lincoln. The Board authorized management to give the "fiduciary out" notice to DMB/SVP and to execute and deliver the Agreement on behalf of the Company.

The Board of Directors has determined unanimously that the Transaction under the terms of the Agreement is in the best interests of the Company and its shareholders. In making this determination, the Board considered the months of effort during which management and its advisors entertained discussions with numerous parties concerning various potential transactions, the expressions of interest received in certain instances, independent advice with respect to valuation of the Company's properties and the pricing of the Purchaser's offer, and an opinion from the Company's financial advisor that the Transaction is fair to the Company's shareholders from a financial point of view. In addition, the Board considered the financial resources of the Purchaser and its affiliates and the likelihood it would be able to close the Transaction as well as the Company's negotiated ability to respond to inquiries from other parties and, ultimately, to terminate the Transaction by exercising a "fiduciary out" in the event the Board determines that there exists a superior offer for the Company or its assets.


OPINION OF FINANCIAL ADVISOR

The Company has retained Slusser Associates, Inc. ("Slusser") as its financial advisor in connection with the Board's evaluation of the Company's strategic alternatives. Slusser was selected by the Board of Directors to assist the Board in reviewing expressions of interest; however, Slusser did not recommend a specific amount of consideration as the Purchase Price. Slusser has rendered its opinion (the "Fairness Opinion") that the proposed Transaction is fair to the Company's shareholders from a financial point of view. The full text of the Fairness Opinion, which includes a description of the procedures employed by Slusser in rendering the Fairness Opinion, is attached hereto as Exhibit A.

Slusser, as a customary part of its investment banking business, is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate, and other purposes. Slusser will receive a fee for services to the Company in connection with the Transaction of approximately $320,000, part of which is contingent upon a closing of the Transaction. Said firm has, in the past, provided financial advisory services to the Company and has received fees for rendering these services.


SUMMARY OF THE AGREEMENT

The following summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which (without the Exhibits and Schedules thereto) is attached hereto as Exhibit B.


CLOSING

The Closing is scheduled to occur in December 1996, subject to extension in certain cases by both parties, but in no event shall the Closing occur after December 27, 1996. If the Transaction is not closed by December 27, 1996, DMB/SVP has the option proceed with a purchase of the Assets under the terms of the DMB/SVP Agreement.


PURCHASE PRICE

The purchase price for the Assets being sold is $46,540,000, payable in cash at the Closing. The Company will satisfy the secured indebtedness related to the Assets, as well as any portion of the $2,000,000 "break-up" fee due to DMB/SVP, from the proceeds of the purchase price.

The purchase price will be reduced by $50,000 for soils and structural repairs to one of the Company's properties. There will be no reduction in purchase price for lease discrepancies aggregating $50,000 or less; however, if aggregate lease discrepancies exceed $50,000, the parties may elect to either terminate the Agreement or reduce the purchase price by the amount exceeding $50,000. The Agreement also requires a $600,000 "holdback" from the purchase price to be held in escrow for up to 90 days after the Closing. This $600,000 may be used to satisfy claims of the Purchaser in the event a breach of Seller's representations and warranties occurs (see "Representations and Warranties" below).

Under the terms of the Agreement, certain contingencies exist with respect to the Company's leasehold interests in MW Aircraft Center. Satisfaction of these contingencies, which include environmental and title matters, is the responsibility of the Seller and is to occur prior to the Closing. If these items are not satisfied by Closing, MW Aircraft Center will be excluded from the Transaction at that time and a 90-day extension period will begin. If the contingencies have been cured by the end of the 90-day extension period, the Purchaser is obligated to purchase MW Aircraft Center; if the contingencies have not been cured, the Purchaser may elect to exclude the MW Aircraft Center from the Agreement and the purchase price will be reduced by $3,465,000.


ASSETS TRANSFERRED

Pursuant to the terms of the Agreement, the Company is selling to the Purchaser substantially all of its assets consisting of (a) nine (9) parcels of improved and unimproved land, together with all buildings and improvements thereon, owned by the Company and located in San Diego and Riverside Counties, California, and Maricopa County, Arizona, (collectively, the "Realty"), (b) MW Aircraft Center's leasehold interest in two (2) parcels of land located in San Diego County, together with all buildings, fixtures, equipment, and other improvements owned by MW Aircraft Center and located on such land (the assets described in subsections (a) and (b) collectively, the "Realty"), (c) subject to certain exclusions as set forth in the Agreement, all furniture, personal property, machinery, apparatus, equipment, and other personal property owned by the Company that is located at the Realty, (d) architectural plans and drawings, soils reports, and environmental analyses or reports relating to the Realty,
(e) all signs, logos, trade names or styles relating to the trade names owned by the Company, other than the names Mission West Properties and Mission West Executive Aircraft Center or any variations thereon, (f) leases, (g) permits or land use entitlements related to the use, ownership, or occupancy of the Realty,
(h) all contracts necessary to operate the business conducted at the Realty, and
(i) all other rights and interests of the Company relating to the Realty.

As detailed under "Purchase Price" above, the MW Aircraft Center may be excluded from the Agreement under certain circumstances.

The Company will satisfy all secured indebtedness related to the Assets at the time of Closing with the proceeds from sale, subject to certain exceptions for public improvement bonds. The Company will additionally be responsible for all liabilities arising from operation of the Realty through the time of Closing.


REPRESENTATIONS AND WARRANTIES

The Agreement contains representations and warranties by the Company customarily made by sellers in transactions similar to the Transaction, including representations and warranties relating to the absence of (a) litigation, (b) any notice of violation of any applicable regulation or law (including environmental), (c) environmental contamination, (d) condemnation proceedings affecting the Realty, and (e) known but undisclosed defects or conditions of the Realty that would materially impair the use of the Realty.

CERTAIN COVENANTS PRIOR TO CLOSING

The Company has agreed, prior to Closing, (a) to operate the Realty in the ordinary course of business and to perform all of its obligations as landlord under leases, (b) not to enter into any new leases or amend, terminate, or accept the surrender of any existing leases without the prior consent of the Purchaser, (c) to maintain the Realty in at least as good a condition as of the date of the Agreement, (d) not to enter into any contracts or agreements not cancelable upon thirty days' notice pertaining to the Realty without the prior consent of the Purchaser, (e) to maintain "All Risk" property insurance on the Realty, and (f) to afford the Purchaser and its representatives with access during normal business hours to the Realty for the purpose of inspecting the Realty.


ESCROW ACCOUNT

The Company and the Purchaser have opened an escrow account (the "Escrow") with First American Title Insurance Company (the "Escrow Holder"). The Purchaser has placed $1,000,000 on deposit (the "Deposit") with the Escrow Holder and has paid the Company $150,000 as consideration for executing the Agreement. In the event the Agreement is terminated due to a default by the Purchaser, the Deposit, plus accrued interest, will be paid to the Company as liquidated damages. If the Agreement is terminated by the Company, the Deposit and accrued interest, and in certain circumstances the $150,000, will be released or paid to the Purchaser. If the Escrow Holder is in possession of the Deposit at the Closing, the Deposit, together with any accrued interest thereon, and the $150,000 will be applied to the purchase price of the Assets.


CONDITIONS TO CLOSING

The obligations of the Purchaser to consummate the Transaction are subject to satisfaction of certain conditions, including (a) receipt of preliminary title reports relating to the Realty and the cure by the Company of any exceptions or discrepancies of title to which the Purchaser objects in accordance with the terms of the Agreement, (b) receipt by the Purchaser of surveys of the Realty,
(c) completion of the Purchaser's due diligence review of the Company and the Assets, (d) receipt of estoppel certificates from continuing tenants representing at least 85 percent of the rental income from the Assets being sold, and (e) receipt of Seller's certification of representations and warranties made by Seller.

The obligations of the Company to consummate the Transaction are subject to satisfaction of certain conditions, including (a) each of the Purchaser's representations and warranties contained in Section 12.3 of the Agreement being true and correct in all material respects, (b) determination by the Board of Directors of the Company that the Company has no basis for exercising its Fiduciary Out (detailed below), and (c) the approval by the Company's shareholders of the Agreement and the transactions contemplated thereby.


TERMINATION

LIQUIDATED DAMAGES: In the event the sale of Assets contemplated by the Agreement is not consummated because of a default on the part of the Purchaser, then the Agreement will be terminated and the Escrow canceled and the Deposit, plus any accrued interest and the $150,000 fee initially received, will be paid to the Company as liquidated damages.

In the event the Agreement is terminated as a result of shareholder disapproval, the Deposit, plus accrued interest will be released to the Purchaser and the Seller shall remit an additional $50,000 to the Purchaser as compensation for out-of-pocket expenses. However, shareholder disapproval of the Transaction is unlikely inasmuch as shareholders owning, in the aggregate, approximately 66 percent of the outstanding shares have agreed to vote in favor of the Transaction (see "Other Agreements -- Shareholder Agreements" below).

FIDUCIARY OUT: The Agreement prohibits the Company from actively marketing the Assets or the Company's stock but provides that the Company is entitled to respond to unsolicited inquiries from third parties. The

Agreement also provides, however, that until the date of the shareholder vote on the Transaction, the Company may provide financial information about the Company and the Assets to third parties who request such information and who have signed a confidentiality agreement.

In the event any such third party makes an offer to purchase all or substantially all of the Company's stock or the Assets and the Company's Board of Directors determines that the terms of such offer are economically superior to the Purchaser's offer such that acceptance of the offer would be required in the exercise of the Board's fiduciary obligations to the Company's shareholders, then the Company shall have the right (the "Fiduciary Out") to send the Purchaser a written notice (a "Fiduciary Out Notice") of such determination.

If the Company elects to send a Fiduciary Out Notice, the sale of Assets to the Purchaser will be terminated and the Company shall pay to the Purchaser a fee of $1,000,000 as compensation for the Purchaser's loss of the opportunity to purchase the Assets and the Purchaser shall be entitled to have the Deposit, and any accrued interest thereon and the $150,000 fee initially paid, released from Escrow. The $1,000,000 shall be payable in two increments: (i) $150,000 upon delivery of the Fiduciary Out Notice and (ii) $850,000 if, and only if, the Company sells substantially all of the Assets to a third party buyer or if there is a change in control of the Company (as defined), in each case within 12 months of the date of the Fiduciary Out Notice.


REDUCTION OF PURCHASE PRICE

The purchase price will be reduced by $50,000 for soils and structural repairs. There will be no reduction in purchase price for lease discrepancies aggregating $50,000 or less; however, if aggregate lease discrepancies exceed $50,000, the parties may elect to either terminate the Agreement or reduce the purchase price by the amount exceeding $50,000.

Under the terms of the Agreement, certain contingencies exist with respect to the Company's leasehold interests in MW Aircraft Center. Satisfaction of these contingencies, which include environmental and title matters, is the responsibility of the Seller and is to occur prior to the Closing. If these items are not satisfied by Closing, MW Aircraft Center will be excluded from the Transaction at that time and a 90-day extension period will begin. If the contingencies have been cured by the end of the 90-day period, the Purchaser is obligated to purchase MW Aircraft Center; if the contingencies have not been cured, the Purchaser may elect to exclude the MW Aircraft Center from the Agreement and the purchase price will be reduced by $3,465,000.


HOLDBACK OF PURCHASE PRICE

Under the terms of the Agreement, at the Closing the Escrow Holder shall retain $600,000 in escrow (the "Holdback"). This Holdback, or any portion thereof, may be accessed for a period of up to 90 days following the Closing to satisfy claims by the Purchaser for any breaches by the Company of any of the representations and warranties made by the Company in the Agreement. To the extent the Holdback is not released to the Purchaser, the Holdback shall be released to the Company at the end of the 90-day period.


OTHER AGREEMENTS

TAXES AND RECORDING FEES: All sales and use taxes incurred in connection with the sale of the personal property in accordance with the terms of the Agreement and all documentary transfer taxes will be borne by the Company. All costs of processing fees and recording all documents necessary to convey title to the Realty will be borne by the Purchaser.

TITLE INSURANCE: The Company will bear that portion of the cost of the policies of title insurance attributable to a CLTA owner's standard coverage title insurance policy, plus the cost of such endorsements as may be reasonably required in order for the Company to convey good and marketable title to the Realty. All other costs of the title insurance policies, including the cost of any special or custom endorsements requested by the Purchaser that relate to matters other than marketability of title, will be borne by the Purchaser.

ESCROW COSTS: The Company and the Purchaser will each pay one-half (1/2) of the costs of Escrow; provided, however, that in the event Escrow fails to close because of a default by the Purchaser, costs of Escrow incurred through the date Escrow is canceled will be borne by the Purchaser and in the event Escrow fails to close because of a default by the Company, costs of Escrow incurred through the date Escrow is canceled will be borne by the Company.

SHAREHOLDER AGREEMENTS: The Company's largest shareholder, Triton, and Directors Kasun, Nelson, and Webb holding an aggregate of 909,276 shares (66.32%) of the Company's issued and outstanding shares, have agreed to vote their shares to approve the Agreement and the Transaction, subject to the exercise of the Fiduciary Out.


REGULATORY REQUIREMENTS

The Company believes that there are no federal or state regulatory requirements that must be complied with, nor are there any such governmental consents or approvals that must be obtained in connection with, the transactions contemplated by the Agreement.


APPRAISAL RIGHTS

Based upon the Company's Articles of Incorporation and Bylaws and upon applicable California law, there are no rights of appraisal or similar rights of dissenters with respect to the sale of Assets contemplated by the Agreement.


ACCOUNTING TREATMENT

The transactions contemplated by the Agreement will be accounted for as a sale of assets. A gain on sale and all related selling and transaction costs will be calculated and recorded upon Closing. The $2,000,000 "break-up" fee due to DMB/SVP if the Lincoln Transaction closes will be accounted for as a cost of sale.


FEDERAL INCOME TAX CONSEQUENCES


FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS

The sale of the Assets to the Purchaser will not have a direct federal income tax consequence to the Company's shareholders. If the Company distributes a significant portion of the resulting cash to the shareholders, such distribution would be a taxable transaction to the shareholders for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign, and other tax laws. In general, for federal income tax purposes, a shareholder would recognize dividend income to the extent of the Company's current or cumulative earnings and profits; thereafter, the distribution would be considered a return of capital, reducing the basis of the stock owned (capital gain would result if distributions are in excess of the shareholder's basis in the stock). A gain or loss on sale would be realized by a shareholder at the time he/she sells the stock and would be equal to the difference between the shareholder's sales proceeds and the basis of the stock owned. The Board of Directors has not determined whether or to what extent to make a distribution to shareholders following completion of the transaction (see "Operation of the Company after the Closing" below).

The federal income tax discussion set forth above is included for general information purposes only and may not apply to taxpayers with special circumstances such as shareholders who are not citizens or residents of the United

States. The tax consequences to shareholders may vary depending on the actions of the Company following consummation of the Transaction. No information is provided herein as to state, local, foreign, or other tax consequences. Shareholders should consult their own tax advisors to determine the particular federal, state, local, foreign, and other tax consequences to them of the sale of Assets contemplated by the Agreement and subsequent actions of the Company.


FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY

The sale of Assets contemplated by the Agreement will constitute a taxable disposition of assets for federal income tax purposes and will result in a tax gain to the Company. The amount of gain will be determined upon Closing. This gain will represent the difference between the tax bases of the Assets and the net proceeds from the sale and is anticipated to be approximately $1,600,000.


VOTE REQUIRED

The affirmative vote of holders of a majority of the outstanding shares of the Company's stock, either voting in person or by proxy, is necessary to approve the Agreement and the Transaction. Shareholders holding an aggregate of 909,276 shares (66.32%) of the Company's outstanding shares have agreed to vote their shares to approve the Agreement and the Transaction (see "Other Agreements -- Shareholder Agreements" above). Because approval by a majority of the outstanding shares is required, broker non-votes and abstentions effectively will be votes against the Agreement and the proposed Transaction.


RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors of the Company believes the consummation of the Transaction is in the best interests of the Company and its shareholders, and recommends that the shareholders of the Company vote to approve the Agreement and the Transaction. The Board of Directors believes the purchase price for the Assets is fair and equitable to the Company and its shareholders. In recommending that shareholders approve the Agreement and the Transaction, the Board considered the prospects for continued operation of the Company's properties on an independent basis, the likelihood of raising capital to support an acquisition of other properties, and expressions of interest in acquiring the Company from independent third parties as well as advice from the Company's financial advisors and the Fairness Opinion rendered by Slusser (see "Background and Reasons for the Transaction" above).


    THE BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED TRANSACTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
    RECOMMENDS A VOTE IN FAVOR OF THE AGREEMENT AND THE TRANSACTION.


INTEREST OF COMPANY MANAGEMENT IN THE SALE OF ASSETS

The Company is a party to employment separation agreements with each of its executive officers. Each such agreement provides that the officer be retained as a consultant to the Company upon termination of employment other than for cause, or upon resignation following a reduction in salary or benefits not shared with all other employees of the Company, a reduction in corporate title, or a relocation of the officer's place of work greater than 50 miles from the Company's current headquarters. While a consultant, a former officer would receive a consulting fee equal to the individual's annual base salary immediately before termination, paid in a lump-sum or monthly installments during the consulting period, which ranges from 12 to 24 months. While a consultant, the former officer would continue to be eligible to participate in medical, dental, and life insurance programs generally available to the Company's employees, for which the officer would contribute 50 percent of any applicable premiums, and would be reimbursed for actual, pre-approved expenses incurred while performing consulting services. While the Transaction will not, by itself, trigger benefits for executive officers under the referenced agreements, in the event that their employment is terminated by the Company or deemed terminated following the Transaction, such individuals will be entitled to the benefits provided thereunder.

Certain of the Company's Directors and executive officers have been granted options to purchase shares of the Company's stock. These options were granted under incentive and Director stock option plans and under a separate nonqualified grant. Options granted through the stock option plans vest ratably over a five-year period; these plans contain acceleration clauses that, upon completion of the Transaction as contemplated, would cause immediate vesting of all unvested options (13,520 shares). Unvested options covered by the nonqualified grant would not be affected by the contemplated Transaction.


OPERATION OF THE COMPANY AFTER THE CLOSING

Upon the Closing, after satisfying its accrued liabilities, the Company will have net assets of approximately $15,200,000, consisting primarily of cash and cash equivalents, and no operating assets.

After the Closing of the Transaction, the Company's Board of Directors intends to consider a substantial distribution of the cash assets to the shareholders by way of a dividend. To date, the Board has not determined to make a distribution in any particular manner or amount. In evaluating to what extent to make a distribution to shareholders, the Board will consider the Company's obligations to its creditors, its future strategic plans, and its other cash requirements. Additionally, the Company may seek to acquire, merge, consolidate, or otherwise combine with an operating business, to sell the shell of the Company, or to wind-up and dissolve. Although the Company has been in discussions with one potential business combination candidate, no definitive agreement has been reached with such party. There can be no assurance that the Company will be able to acquire or combine with any business, or that such business will be profitable. The Company will be relying on a number of sources to identify potential candidates. Following completion of the sale transaction, the Company anticipates making a careful review of continuing general and administrative expenses, which currently approximate $84,000 per month. It is likely that such expenses will be curtailed by reductions in staff and other appropriate measures.

Pending distribution and/or an acquisition or business combination, the Company's cash will be invested as management of the Company deems prudent, which may include, but will not be limited to, certificates of deposit, mutual funds, money-market accounts, or United States Government securities. In the event that the Company proposes to engage primarily in the business of investing or trading in securities, or otherwise invest its cash in investment securities having a value in excess of 40 percent of its total assets (exclusive of Government Securities, certificates of deposit, and other cash items), the Company may be deemed to be an investment company and therefore may be required to register under and become subject to the Investment Company Act of 1940. Any such registration could have an adverse impact upon the Company and its operations. The Company will attempt to invest the Company's cash in a manner that will not result in the Company's being deemed to be an investment company under the Investment Company Act of 1940. In this regard, while the Company's interim investments of the net proceeds from the Transaction are intended to be temporary (i.e., for a period during which the Company is determining its future course of action), any such investments deemed by the Securities and Exchange Commission not to be temporary may result in the Company being required to register as an investment company.

While the Board currently believes that pursuing an acquisition or business combination in conjunction with a substantial distribution to the shareholders is in the shareholders' best interest, it may subsequently decide to pursue other options available to the Company, such as liquidating the Company. Such other options will be considered if the Board determines that it cannot successfully acquire, merge, consolidate, or otherwise combine with an operating business in a timely manner. The Company's Common Stock could be delisted by the American Stock Exchange in the event that a business combination transaction has not been identified within approximately 90 days from the Closing of the asset sale transaction.

SELECTED FINANCIAL DATA

Selected consolidated financial information for nine-month periods as reported in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996 (supplied herewith) and annual information as set forth in the Company's fiscal year 1995 Annual Report on Form 10-K (supplied herewith) under "Item 6 -- Selected Consolidated Financial Data" is reproduced here for reference.



                                           Nine Months
  (in thousands, except                  Ended August 31                       Years Ended November 30
     per share data)                   --------------------     --------------------------------------------------------
                                        1996         1995        1995        1994          1993        1992        1991
                                       -------     --------     -------     -------     --------     -------     --------
Results of Operations:
  Revenues                             $ 5,665      $ 5,727     $ 7,926      $ 9,297     $ 7,142      $ 7,297     $ 6,482
  Net Income (Loss)                         63          (56)         52       (1,943)     (1,065)        (824)       (869)
  Net Income (Loss) per Share             0.05        (0.04)       0.04        (1.32)      (0.73)       (0.56)      (0.59)

 Financial Condition:
  Total Assets                         $46,373      $48,537     $47,570      $50,963     $56,236      $59,731     $60,596
  Notes Payable                         30,982       33,977      31,967       34,382      35,938       38,229      37,265
  Shareholders' Equity per Share         10.36        10.25       10.33        10.02       11.27        12.04       12.95
  Cash Dividend per Share                 0.00         0.00        0.00         0.00        0.05         0.35        0.40
  Average Shares Outstanding             1,370        1,401       1,393        1,469       1,469        1,469       1,475



This data should be read in conjunction with the Company's financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations with respect thereto as contained in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q. The financial information for the nine-month periods ending August 31, 1996 and 1995 has been derived from the historical financial statements as reported in the Form 10-Q and is unaudited. The financial information for each of the five (5) years in the period ended November 30, 1995, has been derived from historical financial statements of the Company that have been audited by Price Waterhouse LLP, independent certified public accountants, as set forth in their opinions thereon.


STOCK PRICE

The Company's Common Stock is listed on the American and Pacific Stock Exchanges. On October 11, 1996, the last trading day prior to the public announcement of the proposed sale of Assets, the high, low, and closing sales price of the Company's Common Stock was $7.50 per share.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND CONCURRENT DELIVERY

Each of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995 (including audited financial statements of the Company as of and for the fiscal year ended November 30, 1995) and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996 (including unaudited financial statements of the Company as of and for the nine-month period ended August 31, 1996) (i) are incorporated herein by reference and (ii) is accompanying the delivery of this proxy statement. In addition, all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended, since November 30, 1995 are incorporated herein by reference.

If a shareholder of the Company desires an additional copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995 or the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, or a copy of any other document incorporated herein by reference, one will be furnished without charge upon written request. Please write to Office of the Secretary, Mission West Properties, 6815 Flanders Drive, Suite 250, San Diego, California 92121-3914.


INDEPENDENT ACCOUNTANTS

The Company's independent accountants are Price Waterhouse LLP. A representative of Price Waterhouse LLP is expected to attend the special meeting of shareholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.





                                    OTHER MATTERS


The Directors know of no other matters to be presented for action at the special meeting. As to any matter that may properly come before the meeting, the proxies confer discretionary authority on the persons named therein and those persons will vote the proxies in accordance with their best judgment with respect thereto.


                                                      By Order of the Directors

                                                      Katrina L. Thompson
                                                           Secretary



November 4, 1996
San Diego, California

SLUSSER ASSOCIATES, INC.                                               EXHIBIT A
One Citicorp Center, Suite 5100
153 East 53rd Street
New York, New York 10022

(212) 355-5233 - Fax (212) 752-3646

Peter Slusser



October 14, 1996

CONFIDENTIAL
------------

Board of Directors
Mission West Properties
8615 Flanders Drive
San Diego, CA  92121

Gentlemen:

You have requested our opinion from a financial point of view concerning the fairness of the transaction described below to the present stockholders of Mission West Properties (the "Company"). The Company and Lincoln Property Company, N.C. Inc. ("Lincoln Property") have today entered into an Agreement of Purchase and Sale and Joint Escrow Instructions dated October 14, 1996 (the "Agreement") pursuant to which Lincoln Property will acquire the Real Estate assets of the Company and its subsidiaries. We understand that, pursuant to the Agreement, Lincoln Property will pay to the Company, as consideration, forty six million five hundred forty thousand dollars ($46,540,000), subject to certain contingencies. It is our understanding that substantially all of the proceeds net of expenses and repayment of debts will be distributed to the Shareholders of Mission West.

In connection with this opinion, we have made such reviews, analysis and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things we have:

1. Reviewed certain publicly available financial statements and other information of the Company;

2. Made certain inquiries as to the financial status of Lincoln Property and its major co-investor;

3. Reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by management, including management's estimate of future cash flows;

4. Reviewed with management their estimates as to the possible cash distribution available to Shareholders pursuant to the Agreement;

5. Compared the financial performance of the Company and the prices and trading activity of the Company's common stock with that of certain other generally comparable publicly-traded companies and their securities;

Mission West Properties
Page Two
October 14, 1996


6. Reviewed the terms, to the extent publicly available, of certain generally comparable acquisition transactions;

7. Reviewed an updated valuation of the Company's real estate assets prepared by The Magellan Group, Inc., real estate advisors.

8. Met or spoke with representatives of the Company and Lincoln Property and its major co-investor;

9.   Reviewed the Agreement; and

10. Conducted such other studies, analysis and inquiries as we deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have assumed and relied upon the accuracy of the estimates by management as to the amount of the cash to be distributed to the Shareholders, without assuming any responsibility for independent verification or calculation thereof. In connection with such estimates and with respect to the financial projections for the Company, we have relied upon and assumed, without independent verification, that they have been reasonably prepared and reflect the best currently available data and judgments of management. We have not performed an appraisal of the physical assets of the Company or its subsidiaries for the purposes of this opinion.

We have acted as financial advisor to the Board of Directors of the Company in respect to the transaction outlined in the Agreement. We will receive a fee for our services, part of which is contingent upon closing the transaction pursuant to the Agreement. We have in the past provided financial advisory services to the Company, and we have received fees for rendering these services.

Based upon the foregoing, and in reliance thereon, it is our opinion that the above described transaction is fair from a financial point of view to the present Mission West shareholders as of the date of this letter.

Slusser Associates, Inc. as a customary part of its investment banking business is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. This letter is prepared solely for the use of the Board of Directors of Mission West Properties.

                              Very truly yours,

                              Slusser Associates, Inc.



                              By  /s/   Peter Slusser
                                 -------------------------

                                                                       EXHIBIT B

                            AGREEMENT OF PURCHASE AND SALE

                            AND JOINT ESCROW INSTRUCTIONS

                                     By and Among

                         LINCOLN PROPERTY COMPANY N.C., INC.,

                                       AS BUYER

                                          and

                               MISSION WEST PROPERTIES

                                         and

                    MISSION WEST EXECUTIVE AIRCRAFT CENTER, INC.,

                                      AS SELLER

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  KEY BUSINESS TERMS.......................................................  1
    1.1   Date of Agreement..................................................  1
    1.2   Parties' Addresses.................................................  2
    1.3   Deposit............................................................  2
    1.4   Escrow Holder......................................................  2
    1.5   Scheduled Closing Date.............................................  2
    1.6   Contingency Period.................................................  2
    1.7   Contingency Period Extension.......................................  2
    1.8   Due Diligence......................................................  2
    1.9   Closing Deadline...................................................  2
    1.10  Target Date for Seller's Shareholders' Meeting.....................  2
    1.11  Purchase Price.....................................................  2

2.  DEFINITIONS AND EXHIBITS ................................................  3
    2.1   Defined Terms......................................................  3
    2.2   Exhibits.............................................................8

3.  TRANSACTION............................................................... 9
    3.1   Agreement to Purchase and Sell...................................... 9
    3.2   Parties' Intent..................................................... 9

4.  PURCHASE PRICE........................................................... 10
    4.1   Amount............................................................. 10
    4.2   Payment............................................................ 10
    4.3   Seller's Covenant Re Existing Loans................................ 10

5.  EARNEST MONEY DEPOSIT.................................................... 11
    5.1   Time of Payment.................................................... 11
    5.2   Status............................................................. 11
    5.3   [Intentionally Deleted.]........................................... 11
    5.4   Deposit as Liquidated Damages...................................... 11

6.  ESCROW................................................................... 12
    6.1   Opening of Escrow.................................................. 12
    6.2   Close of Escrow.................................................... 12
    6.3   Execution of Additional Escrow Instructions........................ 13
    6.4   Apportionment of Closing Costs..................................... 13
    6.5   Deliveries by Seller............................................... 13
    6.6   Deliveries by Buyer................................................ 15
    6.7   Joint Deliveries................................................... 15
    6.8   Prorations and Credits............................................. 15
    6.9   Post-Closing Adjustments to Prorations............................. 17
    6.10  Tenant Security Deposits........................................... 17
    6.11  Release of Holdback................................................ 17

7.  TITLE MATTERS............................................................ 18
    7.1   Preliminary Title Reports.......................................... 18
    7.2   Surveys............................................................ 18
    7.3   Title Insurance.................................................... 19
    7.4   Reinsurance........................................................ 19

                                  TABLE OF CONTENTS
                                     (CONTINUED)
                                                                            Page
                                                                            ----

8.  CONDITIONS TO BUYER'S OBLIGATIONS........................................ 19
    8.1   General............................................................ 19
    8.2   Due Diligence Review............................................... 19
    8.3   Due Diligence Materials............................................ 20
    8.4   Conclusion of Due Diligence Review................................. 21
    8.5   Accuracy of Seller's Representations and Warranties................ 21
    8.6   Entry on Realty; Indemnification by Buyer.......................... 21
    8.7   Delivery of Due Diligence Materials by Buyer....................... 22

9.  CONDITIONS TO SELLER'S OBLIGATIONS....................................... 22
    9.1   Seller's Conditions................................................ 22
    9.2   Fiduciary Out...................................................... 22

10. LEASES................................................................... 24
    10.1  Operation of Realty................................................ 24
    10.2  Estoppel Certificates.............................................. 24
    10.3  Delinquent Rents................................................... 25

11. MISCELLANEOUS COVENANTS BY SELLER........................................ 26
    11.1  Construction Contracts............................................. 26
    11.2  Assignment of Warranties........................................... 26
    11.3  Public Disclosure.................................................. 26

12. REPRESENTATIONS AND WARRANTIES........................................... 26
    12.1  "As-Is" Transaction................................................ 26
    12.2  Representations and Warranties by Seller........................... 26
    12.3  Representations and Warranties by Buyer............................ 29
    12.4  Termination of Representations and Warranties...................... 30

13. DAMAGE, DESTRUCTION AND CONDEMNATION..................................... 30
    13.1  Risk of Physical Loss.............................................. 30
    13.2  Condemnation....................................................... 30

14. MISCELLANEOUS............................................................ 30
    14.1  Waiver............................................................. 30
    14.2  Attorneys' Fees.................................................... 31
    14.3  Notices............................................................ 31
    14.4  Entire Agreement................................................... 31
    14.5  Successors......................................................... 32
    14.6  Assignment......................................................... 32
    14.7  Choice of Law...................................................... 32
    14.8  Headings........................................................... 32
    14.9  Counterparts....................................................... 32
    14.10 Brokers and Finders................................................ 32
    14.11 No Offer........................................................... 32
    14.12 Limitation of Liability............................................ 32
    14.13 Jurisdiction and Venue............................................. 32
    14.14 Lease to MWP....................................................... 33
    14.15 Arbitration of Disputes............................................ 33
    14.16 No Successor Liability............................................. 33

                            AGREEMENT OF PURCHASE AND SALE
                            AND JOINT ESCROW INSTRUCTIONS


    This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (the "Agreement") is made as of this 14th day of October 1996 by and among LINCOLN PROPERTY COMPANY N.C., INC., a Texas corporation (the "Buyer"), MISSION WEST PROPERTIES, a California corporation ("MWP"), and MISSION WEST EXECUTIVE AIRCRAFT CENTER, INC., a California corporation ("MWEAC"), with reference to the facts set forth in the Recitals below.


                                       RECITALS

    A. MWEAC is a wholly-owned subsidiary of MWP. Hereafter, MWP and MWEAC may sometimes be collectively referred to as the "Seller."

    B. MWP is the owner of nine (9) parcels of improved and unimproved land ("MWP's Land"), as generally described on the Schedule of MWP's Land attached hereto as Exhibit "A-1." Seven (7) parcels of MWP's Land are located in San Diego and Riverside Counties, California. Two (2) parcels of MWP's Land are located in Maricopa County, Arizona.

    C. The parcels of MWP's Land which are improved with Improvements (as defined below) are referred to individually as a "Property" and collectively as the "Properties." The one parcel of MWP's Land which is unimproved is referred to as the "Unimproved Parcel."

    D. MWEAC is leasing two (2) parcels of land ("MWEAC's Leaseholds") from the County of San Diego (the "Ground Lessor") pursuant to (1) a certain Aviation Lease dated May 24, 1988, as amended by a certain First Amendment to Aviation Lease dated March 12, 1991 and a certain Second Amendment to Aviation Lease dated June 1, 1993 (collectively, the "MWEAC I Ground Lease") and (2) a certain Aviation Lease dated March 4, 1992 (the "MWEAC II Ground Lease"). Hereafter, the MWEAC I and II Ground Leases may sometimes be collectively referred to as the "MWEAC Ground Leases." MWEAC's Leaseholds are generally described on the Schedule of MWEAC's Leaseholds attached as Exhibit "A-2."

    E. MWEAC owns the Improvements located on MWEAC's Leaseholds (the "Leasehold Improvements"). Hereafter, MWEAC's Leaseholds and the Leasehold Improvements may sometimes be collectively referred to as the "Leasehold Properties."

    F. MWP's Land and MWEAC's Leaseholds are legally described on Exhibits "A-3" and "A-4," respectively.

    G. Seller desires to sell the above-referenced real property and Buyer desires to purchase same, all as more fully provided below in this Agreement.

    H. The parties are executing this Agreement to memorialize their understanding concerning the purchase and sale of the Realty and such other Assets of Seller.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants and conditions contained below in this Agreement, the parties hereby agree as follows:

1.  KEY BUSINESS TERMS

    1.1  DATE OF THIS        The date specified in the
         AGREEMENT:          Preamble to this Agreement.

    1.2    PARTIES'      Buyer:   LINCOLN PROPERTY COMPANY N.C., INC.
           ADDRESSES:             30 Executive Park, Suite 100
                                  Irvine, CA 92713
                                  Attn: Rich Simons

                                  Facsimile No.: (714) 261-1178
                         Seller:  MISSION WEST PROPERTIES
                                  6815 Flanders Drive, Suite 250
                                  San Diego, CA 92121-3914
                                  Attn: J. Gregory Kasun

                                  Facsimile No.:  (619) 450-1618

    1.3    DEPOSIT:               The earnest money deposit to be made by Buyer
                                  in the total amount of One Million One
                                  Hundred Fifty Thousand Dollars
                                  ($1,150,000.00), as provided in Section 5.1.
                                  The first increment of the Deposit shall be an amount equal to One Hundred Fifty Thousand
                                  Dollars ($150,000). The second increment of the Deposit shall be an amount equal to One
                                  Million Dollars ($1,000,000).

    1.4    ESCROW HOLDER:         FIRST AMERICAN TITLE INSURANCE COMPANY
                                  411 Ivy Street
                                  San Diego, CA 92101

                                  Facsimile No.:  (619) 231-4696

    1.5    SCHEDULED CLOSING      December 16, 1996, subject to extension
           DATE:                  pursuant to Section 6.2(b)

    1.6    CONTINGENCY            Notwithstanding anything in this
           PERIOD:                Agreement to the contrary, it is agreed that
                                  the Contingency Period shall be deemed to have expired upon execution of this Agreement by Buyer and Seller.

    1.7    CONTINGENCY PERIOD     None
           EXTENSION:

    1.8    DUE DILIGENCE          As specified in Section 8.3
           DELIVERY DATE:

    1.9    CLOSING DEADLINE:      Seventy-five (75) days after Seller sends the
                                  Fiduciary Out Notice to DMB/SVP; provided, however, that if the 75th day is a day which is not a business day, the Closing Deadline shall be the first business day before said
                                  75th day.

    1.10   TARGET DATE FOR        December 5, 1996
           SELLER'S SHAREHOLDERS'
           MEETING

    1.11   PURCHASE PRICE:        Forty-Six Million Five Hundred Forty Thousand
                                  Dollars ($46,540,000)

2.  DEFINITIONS AND EXHIBITS

    2.1 DEFINED TERMS. Terms used in this Agreement which begin with initial capital letters are defined terms which shall have the meanings ascribed to them in the Recitals above, in this Section 2.1 below, or elsewhere in this Agreement. Terms defined in this Section 2.1 are as follows:

    "AIRPORT CLOSURE LETTER." The letter dated July 16, 1996 from the County of San Diego, Department of Environmental Health concerning release of JP-5 fuel from underground storage tanks on MWEAC's Leaseholds.

    "A-LEASES." All leases affecting the Realty under which Seller is the landlord which are not B-Leases and which are in effect on the Date of this Agreement or which are executed subsequent thereto in accordance with the provisions of Section 10.1. The A-Leases include some month-to-month leases, as listed on the Rent Rolls.

    "APPURTENANT RIGHTS." All rights, tenements, hereditaments, easements, rights of way, privileges in and to the Land, including without limitation: (1) any easements, rights of way and other appurtenances used or connected with the beneficial use or enjoyment of the Properties, the Unimproved Parcel, MWEAC's Leaseholds and/or the Leasehold Improvements; (2) all present and future development rights, air rights, water rights, water stock and mineral rights of record as of the Close of Escrow; and (3) all rights to use any streets, ways, alleys, gores or strips of land adjoining MWP's Land and/or MWEAC's Leaseholds.

    "ASSETS." The assets of Seller to be purchased by Buyer pursuant to this Agreement, consisting of:

           (1)  The Realty,

           (2)  The Personal Property,

           (3)  The Property Reports,

           (4)  The Intangible Property,

           (5) The Leases, including all security deposits made by the Tenants under the Leases,

           (6)  The Permits,

           (7)  The Continuing Service Contracts, and

           (8)  All other rights and interests of Seller relating to the Realty.

    "A-TENANTS."  The tenants under the A-Leases.

    "B-LEASES." All month-to-month leases with the tenants of the airport facilities which are located on MWEAC's Leaseholds.

    "B-TENANTS."  The tenants under the B-Leases.

    "BREAK-UP FEE."  As defined in Section 9.2(f) below.

    "BUYER'S CLOSING CERTIFICATE." The certificate of Buyer to be provided to Seller pursuant to Section 9.1(a) below at the Closing, certifying that Buyer's representations and warranties in Section 12.3 are true and correct in all material respects on and as of the Closing Date, without material adverse exceptions.

    "BUYER'S DUE DILIGENCE CERTIFICATE." As defined in Section 3.2(a)(2) below.

    "BUYER'S RECONSIDERATION PERIOD."  As defined in Section 8.4(b) below.

    "BUYER'S REPORTS."  As defined in Section 8.7 below.

    "BUYER'S TERMINATION NOTICE."  As defined in Section 8.4(b) below.

    "CHANGE IN CONTROL."  As defined in Section 9.2(f)(2) below.

    "CLOSING" or "CLOSE OF ESCROW." The recordation of the Deeds and the MWEAC Ground Lease Assignments and the concurrent disbursement of Buyer's funds to Seller in consequence thereof.

    "CLOSING DATE."  The date upon which the Close of Escrow occurs.

    "CLOSING DEADLINE." The date specified in Section 1.9 above as the last date by which the subject transaction must occur, as more fully provided in
Section 6.2(c) below.

    "CODE."  The Internal Revenue Code of 1986, as amended.

    "CONTINGENCY PERIOD." The period of time specified in Section 1.6 for Buyer to conduct and complete its due diligence review of the Assets.

    "CONTINUING SERVICE CONTRACTS." The Service Contracts to be assumed by Buyer and assigned to Buyer at the Closing, as provided in Section 8.2(e) below. The Continuing Service Contracts shall specifically include the Gibbs Agreement.

    "DEEDS." The Grant Deeds conveying to Buyer title to the Properties, the Leasehold Improvements and the Unimproved Parcel.

    "DEPOSIT."  The earnest money deposit to be made by Buyer pursuant to
Section 5.1 in the amount specified in Section 1.3 above.

    "DISAPPROVAL NOTICE."  As defined in Section 8.4(a) below.

    "DISAPPROVED EXCEPTIONS." The exceptions or discrepancies to title for the Realty described in the Preliminary Reports and/or the Surveys to which Buyer objects by written notice to Seller and Escrow Holder within the Title Review Period or the Survey Review Period, as the case may be.

    "DMB/SVP." DMB/SVP California Investments, LLC, an Arizona limited liability company.

    "DMB/SVP PURCHASE AGREEMENT." That certain Agreement of Purchase and Sale and Joint Escrow Instructions dated July 1, 1996 between Seller and DMB/SVP, as amended. Buyer has obtained a copy of the DMB/SVP Purchase Agreement.

    "DUE DILIGENCE MATERIALS."  As defined in Section 8.3 below.

    "EARNOUT PERIOD."  As defined in Section 9.2(f) below.

    "ENVIRONMENTAL LAWS." As defined in the definition of "Hazardous Materials" below in this Section 2.1.

    "ESCROW." That certain escrow to be opened with the Escrow Holder in respect of this Agreement and the transfer of the Realty, as more fully provided in Article 6 below.

    "ESCROW HOLDER."  The company responsible for the Escrow, as specified in
Section 1.4 above.

    "FIDUCIARY OUT."  As defined in Section 9.2 below.

    "FIDUCIARY OUT NOTICE."  As defined in Section 9.2(d) below.

    "GIBBS AGREEMENT." That certain Management Agreement dated December 1, 1989 between MWEAC, as owner, and Gibbs Flite Center, Inc., as manager.

    "GROUND LESSOR."  As defined in Recital D above.

    "HAZARDOUS MATERIALS." Any wastes, materials or substances (whether in the form of liquids, solids or gases, and whether or not air-borne), which are or are deemed to be pollutants or contaminants, or which are or are deemed to be hazardous, toxic, ignitable, reactive, corrosive, dangerous, harmful or injurious, or which present a risk, to public health or to the environment, or which are regulated by or under the authority of any applicable local, state or federal laws, judgments, ordinances, orders, rules, regulations, codes or other governmental restrictions, guidelines or requirements, any amendments or successor(s) thereto, replacements thereof or publications promulgated pursuant thereto (collectively, the "Environmental Laws").

    "HOLDBACK."  As defined in Section 4.2(b).

    "HOLDBACK PERIOD." The ninety (90) day period beginning on the Close of Escrow and ending on the 90th day thereafter.

    "IMPROVEMENTS." All buildings, fixtures, equipment (including without limitation mechanical, heating, ventilation and air conditioning systems) and other improvements located upon the Realty at the Closing.

    "INTANGIBLE PROPERTY." Any and all intangible property arising out of or used in conjunction with the Realty, including without limitation, all signs, logos, trade names or styles relating to the trade names listed on the Schedule of Intangible Property attached hereto as Exhibit E, if any, owned by Seller as of the Closing Date. The Intangible Property shall not include the names "Mission West Properties," "Mission West Executive Aircraft Center," or any variations thereof. The Intangible Property shall include (as of the Closing) all pending or future awards made in condemnation or in lieu thereof, any unpaid award for damage to the Realty and any proceeds of insurance or claim or cause of action for damage, loss or injury to the Realty. The Intangible Property shall not include any amounts payable to Seller by the Ground Lessor for reimbursement of costs incurred by Seller in removing an underground storage tank from MWEAC's Leaseholds.

    "JOINT PRORATION STATEMENT."  As defined in Section 6.8(a) below.

    "JOINT SCHEDULE OF DELINQUENT RENTS."  As defined in Section 10.3 below.

    "JOINT SECURITY DEPOSIT STATEMENT."  As defined in Section 6.10 below.

    "LEARY ENTITLEMENT REPORTS." The reports dated July 15, 1996 prepared by James A. Leary Architecture and Planning for each of the Properties and the Unimproved Parcel concerning zoning, access, parking and permits.

    "LEASES."  The A-Leases and the B-Leases, collectively.

    "LEASE CHANGES."  As defined in Section 10.1(a) below.

    "LEASE DISCREPANCIES."  As defined in Section 10.2(c) below.

    "LEASEHOLD IMPROVEMENTS."  As defined in Recital E above.

    "LEASEHOLD PROPERTIES."  As defined in Recital E above.

    "MONETARY LIENS."  As defined in Section 7.1(b) below.

    "MWEAC CONTINGENCIES." The following conditions or contingencies to Buyer's obligation to purchase the Leasehold Properties:

    (1) The MWEAC Ground Lease Assignments shall be executed by Seller, Buyer and the Ground Lessor.

    (2) A Memorandum of Ground Lease shall be recorded with respect to the MWEAC II Ground Lease and, if necessary for Buyer to obtain the title insurance, in the form contemplated in this Agreement, with respect to the MWEAC I Ground Lease.

    (3) Buyer shall approve the Preliminary Reports and the Surveys for the Leasehold Properties pursuant to Sections 7.1 and 7.2 below, respectively.

    (4) Seller shall provide Buyer with evidence, reasonably satisfactory to Buyer, that the County of San Diego, Department of Environmental Health has confirmed that the site at the MWEAC I Ground Lease (2006 Palomar Airport Road, Carlsbad, California) from which an abandoned underground storage tank ("UST") was removed in October 1996 was not contaminated with Hazardous Materials.

    (5) Camp Dresser & McKee, Inc. has performed a Phase I Environmental Site Assessment (the "Camp Dresser Assessment") of the Leasehold Properties and has recommended that the following actions ("Camp Dresser Recommendations") be taken: (1) the potential risk of subsurface migration of landfill methane be ascertained through various monitoring measures, and (2) evidence of regulatory closure for the 1,500 gallon UST located on MWEAC II Leasehold which was removed in 1990, and the 1,500 gallon UST located on MWEAC I Leasehold which was removed in October 1996 be obtained. As one of the MWEAC Contingencies, Buyer shall (x) determine, to Buyer's reasonable satisfaction, whether there may be a meaningful risk of methane gas migration onto the Leasehold Properties, it being agreed that Seller shall not be responsible for paying for the cost of installing any methane monitoring probes or devices; (y) determine that the Camp Dresser Recommendations relating to the UST's have been accomplished to Buyer's reasonable satisfaction; and (z) be entitled to determine, at Buyer's cost and expense, that the soils in the vicinity of the septic tank referenced in the Camp Dresser Assessment have not been contaminated by Hazardous Materials.

    (6) Seller shall have arranged, to Buyer's reasonable satisfaction, for the relinquishment by the Ground Lessor of those certain rights to terminate the MWEAC Ground Leases pursuant to Paragraph 27 of the MWEAC I Ground Lease and Paragraph 27 of the MWEAC II Ground Lease.

    (7) Finally, Buyer shall have approved, in Buyer's reasonable discretion, of any amendment, modification, renewal, extension or change to either or both of the MWEAC Ground Leases.

    "MWEAC EXTENSION PERIOD."  As defined in Section 3.2(d)(1) below.

    "MWEAC GROUND LEASES."  As defined in Recital D above.

    "MWEAC GROUND LEASE ASSIGNMENTS." The instruments assigning the MWEAC Ground Leases from Seller to Buyer.

    "MWEAC'S LEASEHOLDS."  As defined in Recital D above.

    "MWP'S LAND."  As defined in Recital B above.

    "OPENING OF ESCROW." The date on which the Escrow is opened as indicated by the date on the signature page of this Agreement as the date on which the Escrow Holder accepted the Escrow and agreed to be bound by the escrow instructions contained in this Agreement.

    "OPERATING EXPENSES." Expenses incurred in the maintenance and operation of the Realty which are separately charged or billed to the Tenants.

    "PERMITS." All those governmental permits or land use entitlements obtained by, vested in or in the possession of Seller which are related to the use, ownership or occupancy of the Realty. The Permits include, by way of illustration, building permits and certificates of occupancy.

    "PERMITTED EXCEPTIONS." The exceptions or discrepancies to title for the Realty as shown on the Preliminary Reports and/or the Surveys which are not Disapproved Exceptions. The Permitted Exceptions shall include without limitation non-delinquent property taxes and assessments, but not supplemental taxes for the period before the Close of Escrow that may be levied with respect to improvements to the Realty made before the Close of Escrow.

    "PERSONAL PROPERTY," All furniture, personal property, machinery, apparatus, equipment and other personal property owned by Seller which are located on the Realty and listed on the Schedule of Personal Property attached hereto as Exhibit B; provided, however, that it is understood that Buyer is not purchasing any Personal Property which may be located in Seller's corporate offices at 6815 Flanders Drive, Suite 250, San Diego, CA 92121, even though such corporate offices are located in a building which is part of the Realty.

    "POST-CLOSING R&W BREACH." A material breach of Seller's representations and warranties contained in Section 12.2 of this Agreement which is discovered or identified by Buyer during the Holdback Period.

    "PRE-CLOSING DATE." The date on which Buyer and Seller shall meet to verify the status of the transaction contemplated in this Agreement in order to insure that the Closing will occur on the Scheduled Closing Date. On the Pre-Closing Date, the parties shall (1) begin the calculation of amounts to be prorated at the Closing and the allocation of the Purchase Price among the Assets other than the Realty and (2) determine whether all deliveries due each party to the other have been made, whether the final form of documents to be delivered by each party at the Closing has been agreed on, whether Buyer's lender is in a position to fund the portion of the Purchase Price to be borrowed by Buyer, and such other matters as may be appropriate or necessary. The Pre-Closing Date shall occur seven (7) business days before the Scheduled Closing Date, as the same may be extended.

    "PRELIMINARY REPORTS." The preliminary title reports issued by the Title Company describing the state of title to the Realty.

    "PROPERTY" OR "PROPERTIES."  As defined in Recital C above.

    "PROPERTY REPORTS." All reports relating to the Realty prepared by third party engineers, architects and other professionals which may be in Seller's possession, including without limitation architectural plans and drawings, soils reports, and environmental audits or analyses or other similar reports. The Property Reports include the Leary Entitlement Reports.

    "PRORATED LEASES."  As defined in Section 6.8(e) below.

    "PRORATION DATE." The date and time for prorating all amounts to be prorated between Buyer and Seller, as more fully provided in Section 6.8(a) below.

    "PURCHASE PRICE." The amount specified in Section 1.11 above to be paid for the Assets pursuant to Section 4.1 below.

    "REALTY." The Appurtenant Rights, the Properties, the Unimproved Parcel, MWEAC's Leaseholds and the Leasehold Improvements, collectively. The Realty constitutes substantially all of Seller's Assets.

    "RENT ROLLS." The rent rolls for the Realty dated May 1996 attached hereto as Exhibit "C."

    "SCHEDULED CLOSING DATE." The date on which the Escrow is scheduled to close. The initial Scheduled Closing Date is specified in Section 1.5 above.

    "SELLER'S ACTUAL KNOWLEDGE." The actual knowledge of Seller after (1) due inquiry of its current employees, officers, and directors, and (2) a review of its books, records and files.

    "SELLER'S CLOSING CERTIFICATE". The certificate of Seller to be provided to Buyer pursuant to Section 8.5 below at the Closing, certifying that Seller's representations and warranties in Section 12.2 are true and correct in all material respects on and as of the Closing Date, without material adverse exception.

    "SERVICE CONTRACTS." Those contracts relating to the maintenance and operation of the Realty, including without limitation utility contracts, water and sewer contracts, maintenance contracts, janitorial service contracts, management contracts, and any other contracts of a similar nature. The Service Contracts are listed on Exhibit "F."

    "SURVEYS." The ALTA/ASCM surveys of the Realty to be provided to Buyer by Seller pursuant to Section 7.2 below. The Surveys shall be prepared in accordance with the ALTA/ASCM standards for land title surveys (1992) and be in a form sufficient for the Title Company to issue the Title Policies.

    "SURVEY REVIEW PERIOD." The period during which Buyer is to review the Surveys. The Survey Review Period shall be deemed to have ended on the date of execution of this Agreement by Seller provided, however, that as to the Surveys for the Leasehold Properties, the Survey Review Period shall end ten (10) business days after Buyer's receipt of revised Surveys for the Leasehold Properties. Buyer's review of the Surveys for the Leasehold Properties is expressly subject to the limitations in Section 3.2(d)(3) provided, however, that Buyer shall have the right to have the Surveys modified to reflect Buyer's reasonable concerns or preferences.

    "TENANTS."  The A-Tenants and the B-Tenants, collectively.

    "THIRD PARTY BUYERS."  As defined in Section 9.2(a) below.

    "THIRD PARTY OFFERS."  As defined in Section 9.2(b) below.

    "TITLE COMPANY." The title insurance division of Escrow Holder which is responsible for issuing the Preliminary Reports and the Title Policies.

    "TITLE POLICIES."  As defined in Section 7.3 below.

    "TITLE REVIEW PERIOD." The period during which Buyer is to review the Preliminary Reports. The Title Review Period shall be deemed to have ended on the date of execution of this Agreement by Seller provided, however that as to the Preliminary Reports for the Leasehold Properties, the Title Review Period shall end ten (10) business days after the Opening of Escrow. Buyer's review of the Preliminary Reports for the Leasehold Properties is expressly subject to the limitations in Section 3.2(d)(3) provided, however, that Buyer shall have the right to have the Preliminary Reports modified to reflect Buyer's reasonable concerns or preferences.

    "UNIMPROVED PARCEL."  As defined in Recital C above.

    "WARRANTIES."  As defined in Section 11.2 below.

    2.2 EXHIBITS. The Exhibits attached to this Agreement and incorporated into this Agreement by this reference consist of the following:

         Exhibit "A-1"       --   Schedule of MWP's Land
         Exhibit "A-2"       --   Schedule of MWEAC's Leaseholds
         Exhibit "A-3"       --   Legal Description of MWP's Land

         Exhibit "A-4"       --   Legal Description of MWEAC's Leaseholds
         Exhibit "B"         --   Schedule of Personal Property
         Exhibit "C"         --   Rent Rolls dated May 1996
         Exhibit "D"         --   Schedule of Prorated Leases
         Exhibit "E"         --   Schedule of Intangible Property
         Exhibit "F"         --   Schedule of Service Contracts
         Exhibit "G"         --   Schedule of Buyer's Disapproved Title
                                  Exceptions (To be provided within five (5)
                                  business days after the Opening of Escrow.)
         Exhibit "H"         --   Schedule of Buyer's Disapproved Survey
                                  Exceptions (To be provided within five (5) business days after the Opening of Escrow.)

3.  TRANSACTION

    3.1 AGREEMENT TO PURCHASE AND SELL. Subject to all of the terms, conditions and provisions of this Agreement, Seller hereby agrees to sell and Buyer hereby agrees to buy the Assets for the consideration set forth in this Agreement.

    3.2    PARTIES' INTENT.

           (a)  DMB/SVP TRANSACTION.

                (1) BACK-UP OFFER. Buyer acknowledges that Seller is presently in escrow to sell the Assets to DMB/SVP and that this Agreement is in the nature of a "back-up" offer to purchase the Assets. Buyer agrees that Seller shall have no obligation to sell Buyer the Assets unless and until the escrow to sell the Assets to DMB/SVP is terminated by Seller exercising the Fiduciary Out provided for in the DMB/SVP Purchase Agreement or otherwise.

                (2) SENDING FIDUCIARY OUT NOTICE. Seller shall not be obligated to send a Fiduciary Out Notice to DMB/SVP unless and until: (i) Buyer has deposited the second increment of the Deposit into Escrow (ii) Buyer has sent Seller and Escrow Holder -- a written notice ("Buyer's Due Diligence Certificate") certifying that Buyer has completed its due diligence review of the Assets (iii) Buyer's Reconsideration Period shall have expired without Buyer having sent Buyer's Termination Notice to Seller and (iv) Seller's Board of Directors has approved the sending of the Fiduciary Out Notice to DMB/SVP. Seller's Board of Directors shall meet to consider sending the Fiduciary Out Notice to DMB/SVP as soon as practicable after Buyer has deposited the second increment of the Deposit into Escrow and sent Buyer's Due Diligence Certificate. It is understood that Seller will execute this Agreement concurrently with the sending of the Fiduciary Out Notice to DMB/SVP.

           (b) AS-IS TRANSACTION. It is expressly agreed that, Buyer must purchase all of the Assets and may not elect to purchase only portions of the Assets. The parties intend that Buyer will purchase the Assets on an "AS-IS" basis, as more fully provided below, and that all Monetary Liens will be discharged and paid in full by the Seller at the Close of Escrow, excluding, however, any liens for assessments which are paid as part of any real estate tax bill, including without limitation the lien of Municipal Improvement Bond No. 151 filed in the Office of the Treasurer of the City of Riverside, which is commonly referred to as the "Clay Street Assessment Bond." The Clay Street Assessment Bond affects the Western Metal Lath Property. Prior to the Opening of Escrow, Buyer has evaluated the economic and financial feasibility of purchasing the Assets. Notwithstanding anything in this Agreement to the contrary, it is agreed that by executing this Agreement Buyer waives the right to terminate this Agreement for reasons relating to such economic matters, including without limitation Buyer's inability to obtain financing to purchase the Assets.

           (c) SCOPE OF BUYER'S DUE DILIGENCE. The parties intend that Buyer shall have completed substantially all of its due diligence investigations of the Assets before signing this Agreement. By signing below, Buyer acknowledges and agrees that notwithstanding anything in this

Agreement to the contrary, it has completed its due diligence review of the Assets except for the following items: None other than the MWEAC Contingencies.

           (d)  BIFURCATION OF TRANSACTION.

                (1) In the event that Seller is unable to satisfy the MWEAC Contingencies on or before the Scheduled Closing Date, Buyer shall remain obligated to purchase the Assets, exclusive of the Leasehold Properties, on the Scheduled Closing Date for a Purchase Price which is Three Million Four Hundred Sixty-Five Thousand Dollars ($3,465,000) less than Purchase Price specified in
Section 1.11. As soon as the MWEAC Contingencies are satisfied, Buyer shall purchase the Leasehold Properties. If the MWEAC Contingencies are not satisfied within ninety (90) (the "MWEAC Extension Period") days after the first Closing, this Agreement and the Escrow shall be terminated with respect to the Leasehold Properties and Buyer shall be released from all liability under this Agreement to purchase the Leasehold Properties.

                (2) Notwithstanding anything in this Agreement to the contrary, if the purchase of the Assets is bifurcated as provided above, the first increment of the Deposit shall be deemed to have been applied in full to the portion of the Purchase Price allocable to the portion of the Assets first purchased by Buyer and a portion of the second increment of the Deposit equal to One Hundred Thousand Dollars ($100,000) shall be retained in the Escrow to be allocated to the Leasehold Properties to be payable to Seller as liquidated damages in the event that Buyer fails to purchase the Leasehold Properties in breach of this Agreement. The portion of second increment of the Deposit which is not allocated to the Leasehold Properties shall be credited against the Purchase Price for the other Assets. In the event the purchase of the Assets is bifurcated as provided above, the parties agree to amend this Agreement as necessary or appropriate to reflect such bifurcation.

                (3) Notwithstanding anything in this Agreement to the contrary, it is agreed that Buyer shall be obligated to purchase the Leasehold Properties even if Buyer identifies Disapproved Exceptions on the Surveys and the Preliminary Reports for the Leasehold Properties, unless such Disapproved Exceptions have a materially adverse effect on the use and development of the Leasehold Properties.

4.  PURCHASE PRICE

    4.1    AMOUNT.  The Purchase Price shall be the amount specified in Section
1.11. On or before the Pre-Closing Date, the parties shall agree on an allocation of the Purchase Price among the various parcels which comprise the Realty. Such allocation of the Purchase Price shall be used for all purposes, including the calculation of real property transfer taxes.

    4.2    PAYMENT AND HOLDBACK.

           (a) PAYMENT. The Purchase Price shall be paid in full in cash on the Closing Date at which time the Assets shall be delivered to Buyer as provided in this Agreement. The Purchase Price shall be paid in lawful currency of the United States of America in the form required by Escrow Holder. After payment of the closing costs payable by Seller and amounts required to pay or discharge liens encumbering the Realty, the balance of the Purchase Price, shall be paid to Seller.

           (b) HOLDBACK. At the Close of Escrow, Escrow Holder shall retain in the Escrow a portion of the Purchase Price in an amount equal to Six Hundred Thousand Dollars ($600,000) (the "Holdback"). The Holdback shall be invested in U.S. Government securities or bank insured deposits. Interest accrued on the Holdback shall be paid to Seller. The Holdback shall be released from Escrow as provided in Section 6.11 below. If the purchase of the Assets is bifurcated, the Holdback shall be split proportionately, with each Closing having a separate Holdback Period of ninety (90) days each.

    4.3 SELLER'S COVENANT RE EXISTING LOANS. As additional consideration for the purchase of the Assets, Seller covenants that it shall not further encumber the Assets with any additional debt

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

without the prior written consent of Buyer, whose consent may be withheld in Buyer's sole and absolute discretion.

5.  EARNEST MONEY DEPOSIT

    5.1 TIME OF PAYMENT. Prior to execution of this Agreement, Buyer deposited the first increment of the Deposit with the Escrow Holder. Upon execution of this Agreement by Seller, Buyer shall instruct Escrow Holder to pay the first increment of the Deposit directly to Seller to be retained by Seller as consideration for negotiating and executing this Agreement, subject, however, to any provisions of this Agreement requiring Seller to refund such first increment to Buyer. Upon execution of this Agreement by Seller, Buyer shall deposit the second increment of the Deposit with Escrow Holder. The portion of the Deposit placed in Escrow shall be placed in an interest bearing account at the direction of Buyer. All interest earned on such account shall belong to and be credited to Buyer, subject, however, to Seller's rights to liquidated damages under Section 5.4. If Seller and Buyer complete the purchase and sale of the Assets in accordance with this Agreement, the full amount of the Deposit, plus accrued interest, shall be applied to the payment of the Purchase Price, except in the event that the purchase of the Assets is bifurcated.

    5.2    STATUS.

           (a) FIRST INCREMENT. The first increment of the Deposit shall be non-refundable when paid to Seller and Seller shall be entitled to retain same if this Agreement is terminated for any reason except:

                (1)  In the event of a breach of this Agreement by Seller,

                (2) The failure of a condition to the Close of Escrow in favor of Buyer, or

                (3) As expressly provided in Section 6.2(b), Section 9.1(c), 9.2(e), or elsewhere below in this Agreement.

If at any time this Agreement is terminated due to a breach of this Agreement by Seller, or the failure of a condition to the Close of Escrow in favor of Buyer, or pursuant to any of the sections of this Agreement referenced in the immediately preceding sentence, Seller shall promptly repay the first increment of the Deposit to Buyer.

           (b) SECOND INCREMENT. Once deposited into the Escrow, the second increment of the Deposit shall remain in the Escrow until released to Buyer or Seller, as the case may be, or credited against the Purchase Price, all as provided in this Agreement. If the purchase and sale of the Assets is not completed and this Agreement terminates for any reason other than a default by Buyer under this Agreement, then the second increment of the Deposit, plus all accrued interest, shall be promptly returned to Buyer upon such termination of this Agreement. In the event of a default by Buyer under this Agreement, the provisions of Section 5.4 shall apply to the Deposit and the interest accrued thereon.

    5.3    [INTENTIONALLY DELETED.]

    5.4    DEPOSIT AS LIQUIDATED DAMAGES.

           (a) GENERAL. IN THE EVENT THAT THE SALE OF THE ASSETS AS CONTEMPLATED IN THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF A DEFAULT ON THE PART OF BUYER, THIS AGREEMENT AND THE ESCROW SHALL BE TERMINATED AND THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671 AND 1677. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO

DETERMINE. THEREFORE, BY INITIALING BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT, PLUS ACCRUED INTEREST, HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER PRIOR TO THE CLOSE OF ESCROW.

Buyer:   /s/                      Seller:   /s/
         -----------------------             -----------------------

         (b) OTHER REMEDIES. Notwithstanding anything in this Section 5.4 to the contrary, Buyer agrees that Seller's right to retain the Deposit as liquidated damages is intended to compensate Seller only for damages arising from the failure of Buyer to timely purchase the Property in accordance with this Agreement, and neither the existence of nor enforcement by Seller of such remedy shall restrict or prejudice Seller's rights or remedies to: (1) recover attorneys' fees and legal expenses in the event that Buyer objects to or otherwise impedes the release by Escrow Holder of the second increment of the Deposit to Seller in the event of Buyer's default under this Agreement (2) enforce any indemnification obligations of Buyer provided for in this Agreement or as a matter of law and/or (3) assert any and all claims for damages or for any other relief if Buyer commences any action or proceeding against Seller for reasons other than a default by Seller under this Agreement.

6.  ESCROW

    6.1 OPENING OF ESCROW. Promptly after the execution of this Agreement by both parties, a signed copy of this Agreement shall be deposited by Seller with the Escrow Holder in order to open the Escrow. Escrow Holder shall signify its acceptance of the Escrow and its agreement to be bound by the escrow instructions contained in this Agreement by signing the signature page hereto in the space provided and sending Buyer and Seller an executed original of such signature page. Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement, which, together with Escrow Holder's standard, general escrow instructions, shall constitute escrow instructions to Escrow Holder. Seller and Buyer shall each deposit such other instruments and funds as are necessary to close the Escrow and complete the sale and purchase of the Assets in accordance with the terms of this Agreement. In the event of a conflict between the provisions of this Agreement and those of the Escrow Holder's standard or general escrow instructions, this Agreement shall control.

    6.2    CLOSE OF ESCROW.

           (a) GENERAL. Seller and Buyer shall use their best efforts to diligently complete the transaction contemplated in this Agreement in accordance with the schedule set forth in this Agreement. Time is specifically a matter of essence with respect to the performance of the parties' respective obligations under this Agreement.

           (b) SCHEDULED CLOSING DATE. The Escrow is scheduled to close at the offices of the Escrow Holder on the Scheduled Closing Date specified in
Section 1.5, as the same may be extended. The Scheduled Closing Date shall not change except as provided in this Section 6.2(b). If Seller's shareholders' meeting is not held by the date specified in Section 1.10, the Scheduled Closing Date shall be extended to a date which is seven (7) business days after such shareholders' meeting is held provided, however, that if such shareholders' meeting is not held within sixty-five (65) days after the Opening of Escrow or Seller's shareholders disapprove of or vote against the transaction contemplated in this Agreement, this Agreement shall be terminated and the Escrow cancelled. In the event of termination of this Agreement pursuant to the preceding sentence, both the first and second increments of the Deposit, together with interest accrued on the second increment, shall be promptly returned to Buyer.

           (c) CLOSING DEADLINE. Except in the event of a failure of Seller to convey the Assets to Buyer in breach of this Agreement, in no event shall the Closing occur after the Closing Deadline specified in Section 1.9, it being understood that any such extension of the Closing after the Closing Deadline may not be practicable due to conflicts with the DMB/SVP Purchase Agreement. If, through no fault of Seller or Buyer, the Closing has not occurred by the Closing Deadline, Seller, in its sole discretion, may elect to: (1) terminate this Agreement and the Escrow without penalty by sending written notice of termination to Buyer and Escrow Holder, or (2) extend the Closing Deadline to a mutually acceptable date. If Seller elects to send a notice of termination pursuant to the preceding sentence, Escrow Holder shall return all documents and funds deposited into the Escrow to the party which deposited same and the costs of escrow cancellation shall be paid as provided in Section 6.2(e).

           (d) EXTENSION OF CLOSING DEADLINE. Due to the provisions of the DMB/SVP Purchase Agreement imposing time limits for closing the transaction contemplated in this Agreement, it is agreed that Buyer shall have no right to extend the Closing Deadline.

           (e) CONSEQUENCES OF FAILURE TO CLOSE. If the Escrow fails to close because of a breach of this Agreement by Buyer, the costs incurred in connection with the Escrow through the date of termination, including without limitation the cost of the Preliminary Reports, shall be paid by Buyer and Buyer shall be liable to pay Seller the liquidated damages specified in Section 5.4. If the Escrow fails to close because of a breach of this Agreement by Seller, such costs, without limitation of Buyer's remedies, shall be paid by Seller. If the Escrow fails to close for any reason other than a breach by Seller or Buyer, the cost of terminating the Escrow shall be divided equally between the parties.

    6.3 EXECUTION OF ADDITIONAL ESCROW INSTRUCTIONS. If Escrow Holder requires additional escrow instructions, the parties agree to execute such supplemental instructions as counsel for Seller and Buyer shall mutually approve, and which do not substantively change this Agreement or the obligations of the parties under this Agreement.

    6.4 APPORTIONMENT OF CLOSING COSTS. If the Closing does not occur, the costs and expenses of the Escrow shall be paid as provided in Section 6.2(e). If the Closing occurs, the costs and expenses of the Escrow shall be paid as follows:

           (a) SHARED COSTS. Buyer and Seller shall each pay one-half (1/2) of the costs of the Escrow.

           (b) SELLER'S COSTS. Seller shall pay (1) the portion of the cost of the Title Policies equal to the cost of CLTA owner's standard coverage title insurance policies, plus the cost of such endorsements thereto as may be reasonably required in order for Seller to convey good and marketable title to the Realty and assign the MWEAC Ground Leases to Buyer (2) all documentary transfer taxes and (3) all sales and use taxes payable with respect to the sale of the Personal Property. Beginning on the Pre-Closing Date, the parties shall agree on the allocation of the Purchase Price among the Assets other than the Realty.

           (c) BUYER'S COSTS. Buyer shall pay (1) all costs of recording all documents to be recorded in order to convey title to the Realty and assign MWEAC's Ground Leases to Buyer (2) the cost of the premiums for the Title Policies in excess of the portion to be paid by Seller (3) the cost of any special or custom endorsements to the Title Policies requested by Buyer which relate to matters other than marketability of title, e.g., zoning and subdivision map act endorsements (4) the cost of the Surveys and (5) all other costs incurred by Buyer in the course of its due diligence review of the Assets.

    6.5    DELIVERIES BY SELLER.

           (a) LISTING. On or before the Scheduled Closing Date, Seller shall deposit into the Escrow, for delivery to Buyer at the Close of Escrow, the following documents:

                (1) The Deeds, fully executed and acknowledged, in recordable form, sufficient to convey marketable and good fee simple title to the Properties, the Unimproved Parcel and the Leasehold Improvements, subject only to the Permitted Exceptions;

                (2) An Assignment of A-Leases assigning the A-Leases and Seller's post-Closing obligations thereunder from Seller to Buyer;

                (3) An Assignment of B-Leases assigning the B-Leases and Seller's post-Closing obligations thereunder from Seller to Buyer;

                (4) Estoppel Certificates from the A-Tenants in form mutually acceptable to the parties, subject, however, to Section 10.2 below;

                (5) Notices of Lease Assignment in form mutually acceptable to the parties duly executed by Seller to be sent by Buyer to the A-Tenants and the B-Tenants after the Closing;

                (6) An Assignment of Contracts assigning the Continuing Service Contracts to Buyer;

                (7) The Assignment of Warranties to be delivered pursuant to Section 11.2 below, including all written warranties in Seller's possession;

                (8)  A Bill of Sale for the Personal Property;

                (9) The Rent Rolls Update dated as of the Closing Date, containing the information required to update the Rent Rolls attached hereto as Exhibit C;

                (10) An Assignment of Permits assigning the Permits to Buyer, including originals or, if necessary, copies of all Permits in Seller's possession;

                (11) An Assignment of Intangible Property assigning the Intangible Property to Buyer;

                (12) The Tenant Improvement Construction Schedule pursuant to
Section 11.1 below;

                (13) Such funds as may be necessary to comply with Seller's obligations under this Agreement regarding prorations and assignment of the security deposits made by the Tenants;

                (14) The contents of Seller's files for the Leases, including all correspondence with the Tenants, tenant ledger cards, keys, books, records (or copies thereof) and other items used in connection with the operation of the Realty;

                (15) The original, executed copy of each of the MWEAC Ground Leases, each A-Lease and each B-Lease, including any amendments thereto. If the original executed copy of any such Lease cannot be located, a copy of the missing original Lease shall be certified as true and correct by Seller. The Leases shall be delivered to Buyer outside of the Escrow at Buyer's offices and Escrow Holder is not to be concerned with delivery of the Leases;

                (16) The certificate, concerning changes in Seller's representations and warranties, if any, after the Date of this Agreement provided for in Section 12.2(b) below;

                (17) The original, executed copy of each Continuing Service Contract;

                (18) The original, executed copies of the Estoppel Certificates;

                (19) Seller's Closing Certificate pursuant to Section 8.5 and
Section 12.2(c); and

                (20) A California Form 590 (Certificate of California Residence or Permanent Place of Business), certifying, among other things, that Seller's permanent place of business is located in California.

           (b) FORM. All of the foregoing instruments and documents described above in this Section 6.5 shall be in form reasonably satisfactory to both Buyer and Seller. Buyer and Seller shall agree on the form of such instruments and documents before the Pre-Closing Date.

    6.6    DELIVERIES BY BUYER.

           (a) LISTING. On or before the Scheduled Closing Date, Buyer shall deposit into the Escrow, for delivery to Buyer at the Close of Escrow, the following:
                (1) The balance of the Purchase Price, taking into account any credits due Buyer for security deposits of Tenants or otherwise under this Agreement;

                (2) Buyer's Closing Certificate pursuant to Section 9.1(a) below; and

                (3) Such other certificates or documents as may be reasonably required of Buyer to complete the transactions contemplated in this Agreement.

           (b) FORM. All of the foregoing instruments and other documents described above in this Section 6.6 shall be in form reasonably satisfactory to both Buyer and Seller. Buyer and Seller shall agree on the form of such instruments and documents before the Pre-Closing Date.

    6.7    JOINT DELIVERIES.

           (a) LISTING. On or before the Scheduled Closing Date or such other times as may be specified in this Agreement, Buyer and Seller shall jointly deposit into the Escrow the following:

                (1) The Joint Proration Statement setting forth the prorations of income and expenses relating to the Assets, as more fully provided in Section
6.8 and Section 10.2(c) below;

                (2) The MWEAC Ground Lease Assignments, fully executed by Seller, Buyer and the Ground Lessor, in the form prescribed by the Ground Lessor and approved by Buyer;

                (3)  The Joint Security Deposit Statement pursuant to Section
6.10 below;and

                (4)  The Joint Schedule of Delinquent Rents pursuant to
Section 10.3 below.

           (b)  FORM.  All of the foregoing schedules described above in this
Section 6.7 shall be in form reasonably satisfactory to both Buyer and Seller.

    6.8    PRORATIONS AND CREDITS.

           (a) GENERAL. All prorations provided for in this Agreement shall be made as of the Proration Date on the basis of a thirty (30) day month or three hundred sixty (360) day year. All prorations shall be made through the Escrow unless otherwise specified in this Agreement. All revenues and all expenses of the Realty shall be prorated and apportioned as of 12:01 a.m. on the Closing Date, so that Seller shall bear all expenses with respect to the Realty and shall have the benefit of all revenues with respect to the Realty through and including midnight of the day (the "Proration Date") preceding the Closing Date. For purposes of this Agreement, the term "revenues" shall include any rent, and Operating Expenses payable to Seller by the Tenants under the Leases. Any revenue or expense item which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of any such items. A statement (the "Joint Proration Statement") setting forth such agreed prorations signed by Buyer and Seller shall be delivered to Escrow

Holder at least two (2) business days before the Scheduled Closing Date. Escrow Holder shall not be required to calculate any prorations provided for in this
Section 6.8. As soon as practicable after the Closing, the parties shall make appropriate adjustments to prorations of items which were based on estimates, as more fully provided in Section 6.9 below.

           (b) OPERATING EXPENSES. Certain of the Leases, both the A-Leases and the B-Leases, are net leases which require the Tenants thereunder to pay estimates of Operating Expenses for their respective premises. Seller makes annual (calendar year) reconciliations of such Operating Expenses in order to reconcile (on a cash basis) the receipts of estimated Operating Expenses from the Tenants with the Operating Expenses actually paid for the relevant calendar year. The reconciliation of Operating Expenses collected for calendar year 1995 has been completed. Payments of Operating Expenses by Tenants for calendar year 1996 shall be prorated in the same manner as rent pursuant to Section 6.8(a). Any prepayments by Seller of expenses for the Realty which are to be billed to the Tenants as Operating Expenses for 1996 shall be prorated in the same manner as other items subject to proration.

           (c) PREPAID RENTS. Any prepaid rents under the Leases which are allocable to the period following the Closing shall be credited to Buyer at the Closing.

           (d) TAXES, UTILITIES, ETC. Other items to be prorated by Buyer and Seller shall include property taxes on the Realty and the Personal Property, payments under any Continuing Service Contracts (provided that any delinquent payments owing to Seller shall be treated in the same manner as delinquent rents under the Leases), water, gas, electricity and other utility charges, any unfixed meter charges, if any (apportioned on the basis of the last meter reading), license and permit fees and other expenses customarily prorated.
Items prorated pursuant to this Section 6.8(d) shall be listed on the Joint Proration Statement.

           (e) LEASE BROKERAGE COMMISSIONS. The parties intend that brokerage commissions payable for the Leases which are listed on Exhibit "D" or which are Lease Changes (collectively, the "Prorated Leases") shall be prorated as of the Closing. Such prorations shall be handled through the Escrow. Prorations shall be made in proportion to the portion of the term (without regard to any unexercised options to extend or renew) of the Prorated Leases which is attributable to the period after the Closing. Seller shall be responsible for the portion of any brokerage commissions payable with respect to the Prorated Leases which are attributable to the period before the Closing, while Buyer shall be responsible for the portion of any such brokerage commissions which is attributable to the period after the Closing. In order to effect such prorations before the Scheduled Closing Date, Seller shall deliver to Buyer and Escrow Holder an updated version of the Schedule of Prorated Leases, if necessary to reflect any Lease Changes which may occur after the Date of this Agreement. All brokerage commissions currently due and payable with respect to the Leases listed on the attached Rent Rolls shall be paid by Seller and any such brokerage commissions which may be due after Closing with respect to such Leases shall be credited to Buyer at the Closing. Prorations of brokerage commissions shall be listed on the Joint Proration Statement.

           (f) TENANT IMPROVEMENT COSTS. The parties also intend that any amounts expended or to be expended by Seller for the construction of tenant improvements for the Tenants under the Prorated Leases shall be prorated in the same manner as provided for in Section 6.8(e) for the proration of brokerage commissions under the Prorated Leases. Prorations of tenant improvements costs shall be listed on the Joint Proration Statement. See also Section 11.1 below.

           (g) INSURANCE PREMIUMS. Insurance premiums shall not be prorated. Seller shall be entitled to all insurance premium refunds on its insurance policies. Buyer shall obtain its own insurance coverages for the Realty in form and amount satisfactory to Buyer and its lenders.

           (h) LEASE TERMINATION PAYMENTS. Buyer shall be entitled to the full amount of any lease termination payments paid after the Opening of Escrow by Tenants pursuant to contractual rights to terminate any of the Leases, in whole or in part.

           (i) CAMINO WEST CARLSBAD PROPERTY. Buyer has had its consultants review the soils and structural problems at the Camino West Carlsbad Property and has agreed to assume responsibility for such problems in exchange for Seller granting Buyer a credit against the Purchase Price in an amount equal to Fifty Thousand Dollars ($50,000). Such credit shall be listed on the Joint Proration Schedule.

    6.9 POST-CLOSING ADJUSTMENTS TO PRORATIONS. No later than sixty (60) days after the Closing, the parties shall finalize any estimated prorations made at the Closing. After the end of said 60-day period, no further adjustments to such prorations shall be made. Either party owing the other party money based on adjustments made to estimated prorations after the Closing Date shall promptly pay the sum due to the other party, plus, if payment is not made within ten (10) days after mutual agreement on the final adjustments to the prorations, interest thereon at the rate ten percent (10.0%) per annum to the date of payment.

    6.10 TENANT SECURITY DEPOSITS. Buyer shall receive a credit against the Purchase Price for any security deposits paid to Seller by the Tenants. Buyer and Seller shall deposit into the Escrow before the Scheduled Closing Date a jointly signed statement (the "Joint Security Deposit Statement") listing all such security deposits by Tenant name.

    6.11   RELEASE OF HOLDBACK.

           (a) GENERAL. The parties intend that the Holdback shall be released to Buyer or Seller, as the case may be, as provided in this Section 6.11. In the event that Buyer believes that a Post-Closing R&W Breach has occurred, Buyer may seek to have the Holdback released to Buyer pursuant to Section 6.11(b). To the extent not released to Buyer, the Holdback shall be released to Seller as provided in Section 6.11(c) below.

           (b)  RELEASE TO BUYER.

                (1) If, during the Holdback Period Buyer believes that a Post-Closing R&W Breach has occurred, Buyer shall send Seller and Escrow Holder a written notice (the "Claim Notice"), describing in reasonable detail the nature of the Post-Closing R&W Breach and the reason why Buyer believes that a breach of Seller's representations and warranties has occurred. Upon receipt of a Claim Notice, Seller shall have five (5) business days in which to evaluate the Claim Notice and to request that Buyer provide additional information with respect thereto. If Seller agrees with the Claim Notice, Buyer and Seller shall promptly attempt to agree on the cost of curing or correcting the matter described in the Claim Notice. If Buyer and Seller are unable to agree on (A) the validity of the claim asserted in the Claim Notice, or (B) the cost of correcting the matter described therein within fifteen (15) days after Seller's receipt of the Claim Notice, the dispute shall be submitted to arbitration pursuant to Section 14.15. Buyer shall have no right to send a Claim Notice as to any matter contained or disclosed in any of Buyer's Reports or in the Due Diligence Materials.

                (2) Upon a final determination of the cost of curing or correcting the matter described in a Cure Notice, Escrow Holder shall immediately release to Buyer a portion of the Holdback in the amount required to pay such cost.

                (3) Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that in the event a Post-Closing R&W Breach occurs, Buyer's sole recourse against Seller for damages and any other form of legal or equitable relief shall be to seek to have the Holdback released to Buyer. Buyer hereby waives the right to seek to collect damages or any other form of legal or equitable relief from Seller due to a Post-Closing R&W Breach.

           (c) RELEASE TO SELLER. Upon the end of the Holdback Period, Escrow Holder shall promptly release to Seller the full amount of the Holdback remaining in the Escrow, plus accrued interest provided, however, that if Buyer and Seller have not yet resolved a Claim Notice timely filed by Buyer before the end of the Holdback Period, Escrow Holder shall retain in the Escrow an amount reasonably estimated to pay for the cost of curing or correcting the matter described in the unresolved

Claim Notice. Upon final resolution of the subject Claim Notice, all funds then remaining in the Escrow shall be distributed to the party or parties entitled thereto.

7.  TITLE MATTERS

    7.1    PRELIMINARY TITLE REPORTS.

           (a) REVIEW. By signing this Agreement, Buyer acknowledges that: (1) it has previously received copies of all the Preliminary Reports, together with copies of all instruments giving rise to the exceptions contained in the Preliminary Reports, and (2) it has prepared a list of Disapproved Exceptions shown on the Preliminary Reports for all of the Realty other than the Leasehold Properties. Such Disapproved Exceptions are listed on the Schedule of Buyer's Disapproved Title Exceptions attached hereto as Exhibit "G." Buyer shall have until the end of the Title Review Period to send Seller and Escrow Holder written notice of any Disapproved Exceptions for the Leasehold Properties.

           (b)  REMOVAL OF DISAPPROVED EXCEPTIONS.

                (1) Subject to the last sentence of Section 7.1(a), by signing this Agreement, Buyer shall be deemed to have waived its right to terminate this Agreement because of any Disapproved Exceptions -- other than Monetary Liens -- listed on the Schedule of Buyer's Disapproved Title Exceptions, it being agreed that Buyer shall be obligated to take title to the Realty subject to such Disapproved Exceptions. Seller shall be obligated to remove or clear recorded liens or encumbrances securing monetary obligations other than non-delinquent taxes and assessments (hereafter, "Monetary Liens") by paying the amounts secured thereby or, if necessary, the posting of bonds -- reasonably satisfactory to the Title Company -- to clear any Monetary Liens which cannot be discharged or released at the Closing. Seller shall, as to Disapproved Exceptions other than Monetary Liens, undertake to use its best efforts to remove such items or promptly advise Buyer that it shall not be able to remove such items. Seller shall not be obligated to initiate litigation or expend more than One Thousand Dollars ($1,000) in the aggregate to remove any Disapproved Exceptions other than Monetary Liens. After consulting with Seller, Escrow Holder shall obtain demands for payment from each lien holder of record whose Monetary Lien is to be discharged at the Close of Escrow. After approval of such demands by Seller, Escrow Holder shall pay such demand at the Close of Escrow using funds deposited into the Escrow for that purpose.

                (2) This Section 7.1(b)(2) will be applicable only if the purchase of the Assets is bifurcated. If Buyer disapproves of any Disapproved Exceptions shown on the Preliminary Reports for the Leasehold Properties as permitted under Section 3.2(d)(3) and Seller elects not to cure same, Buyer may elect -- on or before the end of the MWEAC Extension Period -- either to:
(1) purchase the Leasehold Properties without any reduction in the Purchase Price for the Leasehold Properties (i.e., $3,465,000), or (2) terminate this Agreement and the Escrow. If Buyer so elects to terminate this Agreement and the Escrow, the portion of the Deposit allocated to the Leasehold Properties then remaining in the Escrow (I.E. $100,000) shall be returned to Buyer.

    7.2    SURVEYS.

           (a) REVIEW. By signing this Agreement, Buyer acknowledges that: (1) it has previously received copies of all the Surveys, and (2) it has prepared a list of Disapproved Exceptions shown on the Surveys for all of the Realty other than the Leasehold Properties. Such Disapproved Exceptions are listed on the Schedule of Buyer's Disapproved Survey Exceptions attached hereto as Exhibit "H." If the Escrow does not close for any reason, Seller shall pay for the cost of the Surveys. If the Escrow does close, Buyer shall pay for the cost of the Surveys. Buyer shall have until the end of the Survey Review Period to send Seller and Escrow Holder written notice of any Disapproved Exceptions on the Surveys for the Leasehold Properties.

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

           (b)  RESPONSE BY SELLER.

                (1) Seller shall have no obligation to correct any Disapproved Exceptions listed on the Schedule of Buyer's Disapproved Survey Exceptions, it being agreed that Buyer shall be obligated to take title to the Realty (other than the Leasehold Properties) subject to such Disapproved Exceptions. Seller shall, however, cooperate with and assist Buyer in revising the Surveys to address reasonable concerns raised by Buyer. As soon as possible after the Opening of Escrow, Seller shall provide Buyer with updated Surveys for the Leasehold Properties. Buyer shall have until the end of the Survey Review Period in which to review and approve such Surveys for the Leasehold Properties.

                (2) This Section 7.2(b)(2) will be applicable only if the purchase of the Assets is bifurcated. If Buyer disapproves of any Disapproved Exceptions shown on the Surveys for the Leasehold Properties as permitted under
Section 3.2(d)(3) and Seller elects not to cure same, Buyer may elect -- on or before the end of the MWEAC Extension Period -- either to: (1) purchase the Leasehold Properties without any reduction in the Purchase Price for the Leasehold Properties (i.e., $3,465,000), or (2) terminate this Agreement and the Escrow. If Buyer so elects to terminate this Agreement and the Escrow, the portion of the Deposit allocated to the Leasehold Properties then remaining in the Escrow (I.E. $100,000) shall be returned to Buyer.

    7.3 TITLE INSURANCE. At the Close of Escrow, and as a condition thereto, the Title Company shall issue ALTA owners extended coverage policies of title insurance (the "Title Policies") to Buyer, together with such endorsements as Buyer's counsel may reasonably require, with liability in the amount of the Purchase Price (as allocated to each legal parcel comprising the Realty), showing title to the Realty vested in Buyer, subject only to the Permitted Exceptions. Indemnification of the Title Company by Seller or any other party, in order to induce the Title Company to insure around any otherwise Disapproved Exception, or to obtain any endorsement required by Buyer, shall not be allowed except with the prior written consent of Buyer after full disclosure to Buyer of the nature and substance of the indemnity and the matter to be indemnified against.

    7.4 REINSURANCE. At the request of Buyer, the Title Company shall obtain reinsurance agreements from such companies as Buyer may direct. Such reinsurance agreements shall be in the form of the ALTA Facultative Reinsurance Agreement (revised 1961), and shall include direct access agreements, in such amounts and in such form as shall otherwise be satisfactory to Buyer.

8.  CONDITIONS TO BUYER'S OBLIGATIONS

    8.1 GENERAL. Buyer's obligation to purchase the Assets is subject to the satisfaction of the conditions listed in Sections 6.7(b), 7.1, 7.2, 7.3, 8.2, 8.5, and 10.2(a), on or before the Closing. These conditions are for the benefit of Buyer, any or all of which may be waived by Buyer in writing, at Buyer's sole option. In the event that any of such conditions are not satisfied to Buyer's reasonable satisfaction or waived by Buyer, then Buyer shall be entitled to elect to: (a) purchase the Assets on the terms and conditions stated in this Agreement, (b) terminate this Agreement and the Escrow, or (c) extend the Scheduled Closing Date to a date no later than the Closing Date in order to grant Seller additional time in which to satisfy the subject condition, reserving all of Buyer's rights and remedies against Seller in the event that the failure to satisfy the subject condition is due to a breach of this Agreement by Seller. If Buyer terminates this Agreement pursuant to this
Section 8.1, the full amount of the Deposit, plus accrued interest, shall be returned to Buyer.

    8.2    DUE DILIGENCE REVIEW.

           (a) GENERAL. As a condition to Buyer's obligation to purchase the Assets, Buyer shall be entitled to conduct a due diligence review of the Assets. Buyer's due diligence review shall consist of any matter which Buyer deems to be relevant, including without limitation an examination of the Realty and the Due Diligence Materials to be provided by Seller pursuant to Section 8.3 provided, however, that Buyer acknowledges that it has completed its due diligence review of the Assets as of the Date of this Agreement, except as expressly noted in
Section 3.2(c) with respect to the MWEAC Contingencies. If, after completing its due diligence review of the Assets, Buyer determines not to proceed with the purchase of the Assets, it may do so pursuant to Section 8.4 below.

           (b) ASSISTANCE BY SELLER. Seller shall assist Buyer in conducting its due diligence review by delivering the Due Diligence Materials pursuant to
Section 8.3 and providing Buyer with access to the Realty pursuant to Section
8.6. Seller shall also respond to written requests from Buyer for additional information about the Assets which is in Seller's possession.

           (c) CORRECTION OF DEFECTS AND DISCREPANCIES. Subject to the representations and warranties made by Seller, the parties intend that the Assets be purchased on an "AS IS" basis. Accordingly, it is agreed that Seller shall have no obligation to correct or remedy defects or deficiencies in the Assets noted by Buyer or disclosed to Buyer by Seller, except as may be expressly provided in Section 7.1(b) with respect to Disapproved Exceptions on the Preliminary Reports.

           (d) LEASEHOLD PROPERTIES. As soon as practicable after the Opening of Escrow, Buyer shall ascertain the terms and conditions on which the Ground Lessor will consent to the assignment of the MWEAC Ground Leases from Seller to Buyer.

           (e) CONTINUING SERVICE CONTRACTS. At least thirty (30) days before the Scheduled Closing Date, Buyer shall send Seller and Escrow Holder a written notice listing those Service Contracts which Buyer desires to be Continuing Service Contracts. Upon receipt of such notice, Seller shall terminate at no cost to Buyer, effective as of the Closing, those Service Contracts which are not Continuing Service Contracts. Prorations of income and expenses under the Continuing Service Contracts shall be made as provided above.

    8.3 DUE DILIGENCE MATERIALS. Seller has already provided Buyer with the following materials (the "Due Diligence Materials"):

           (a)  Financial records and statements for the Realty consisting of:
(1) monthly operating statements for the Realty for the two (2) immediately preceding twelve (12) month periods and the current year to date, and (2) audited, consolidated annual financial statements for the preceding three (3) fiscal years [FURNISHED PRIOR TO THE OPENING OF ESCROW];

           (b) Access to the Realty by Buyer, its agents or representatives pursuant to Section 8.6 below to inspect any matter deemed relevant by Buyer, including without limitation the physical condition of every portion thereof, and to determine the availability, capacity and costs of utilities [ACCOMPLISHED PRIOR TO THE OPENING OF ESCROW];

           (c) To the extent in the possession of Seller, "as built" mechanical, electrical and structural plans and specifications for the Improvements, [MADE AVAILABLE TO BUYER'S CONSULTANTS PRIOR TO THE OPENING OF ESCROW];

           (d) To the extent in the possession of Seller, true and correct copies of soils reports for the Realty [FURNISHED PRIOR TO THE OPENING OF ESCROW];

           (e) True and correct copies of all of the Leases and the MWEAC Ground Leases [FURNISHED PRIOR TO OPENING OF ESCROW];

           (f) The Leary Entitlement Reports [FURNISHED PRIOR TO THE OPENING OF ESCROW];

           (g) Access to insurance certificates of the Tenants and Tenant payment records [MADE AVAILABLE PRIOR TO THE OPENING OF ESCROW];

           (h) True and correct copies of all Property Reports, including any Phase I and Phase II environmental investigations or audits of any part of the Realty, in the possession of Seller [FURNISHED PRIOR TO THE OPENING OF ESCROW];

           (i) True and correct copies of all Permits in the possession of Seller [FURNISHED PRIOR TO THE OPENING OF ESCROW];

           (j) A schedule of all the Service Contracts [FURNISHED PRIOR TO THE OPENING OF ESCROW];

           (k) Access to Seller's files relating to the Realty [ACCOMPLISHED PRIOR TO THE OPENING OF ESCROW];and

           (l) The Surveys [FURNISHED FOR ALL THE REALTY OTHER THAN THE LEASEHOLD PROPERTIES PRIOR TO THE OPENING OF ESCROW].

    8.4    CONCLUSION OF DUE DILIGENCE REVIEW.

           (a) GENERAL. On or before the end of the Contingency Period Buyer shall send Seller and Escrow Holder a written notice (the "Disapproval Notice") of any matters affecting the Assets of which Buyer disapproves. If Buyer fails to timely send the Disapproval Notice,(1) such failure shall constitute a waiver of Buyer's right to terminate this Agreement and the Escrow pursuant to Section 8.2(2) Buyer shall be deemed to have approved all matters affecting the Assets, including without limitation the state of title to the Realty and (3) Buyer shall be obligated to complete the purchase of the Assets, subject to satisfaction of the conditions precedent to the Closing in favor of Buyer.
Buyer shall be entitled to send only one Disapproval Notice.

           (b) CURE BY SELLER. If Buyer timely sends the Disapproval Notice, and the matters listed in the Disapproval Notice are susceptible of cure, Seller shall then have two (2) business days after receipt of the Disapproval Notice in which to correct the matters listed in the Disapproval Notice provided, however, that Seller shall have no obligation, expressed or implied, to correct such matters. If Seller corrects the matters listed in the Disapproval Notice to Buyer's reasonable satisfaction, this Agreement and the Escrow shall remain in full force and effect. If Seller fails to correct any disapproved matters to Buyer's reasonable satisfaction within said two-day period, or if any matter specified in the Disapproval Notice is not susceptible of being cured, Buyer shall have the right to terminate this Agreement and the Escrow by sending written notice ("Buyer's Termination Notice") to such effect to Seller and Escrow Holder within five (5) business days ("Buyer's Reconsideration Period") after the sending of the Disapproval Notice. Upon such termination, subject to Buyer's obligations under Section 6.2(e) to pay costs of Escrow cancellation, Escrow Holder shall promptly refund to Buyer all amounts paid into the Escrow by Buyer, including without limitation the second increment of the Deposit and interest accrued thereon.

           (c) FIDUCIARY OUT NOTICE. If Buyer has not terminated this Agreement and the Escrow pursuant to Section 8.4(b), Seller shall send DMB/SVP the Fiduciary Out Notice, subject, however, to the satisfaction of the conditions in Section 3.2(a)(2). Except as may be otherwise provided elsewhere in this Agreement, upon the sending of the Fiduciary Out Notice to DMB/SVP, the full amount of the Deposit shall become nonrefundable (subject, however, to satisfaction of the conditions precedent to the Closing in favor of Buyer), and payable to Seller as liquidated damages, as provided above in this Agreement.

    8.5 ACCURACY OF SELLER'S REPRESENTATIONS AND WARRANTIES. On the Closing Date, all representations and warranties made by Seller in Section
12.2 below shall be true and correct in all material respects as if made on the Closing Date and Buyer shall have received Seller's Closing Certificate executed by Seller. In the event of a material change in Seller's representations and warranties before the Close of Escrow, the provisions of
Section 12.2(d) shall apply.

    8.6    ENTRY ON REALTY INDEMNIFICATION BY BUYER.

           (a) ENTRY. Buyer and its agents, representatives, employees or contractors (hereafter "Buyer's Representatives") are hereby granted the right to enter into the Realty before the Closing for the purpose of inspecting the Realty during normal business hours pursuant to Section

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

8.3(b). All persons who enter upon the Realty pursuant to the right granted in this Section 8.6 shall do so at their own risk and shall comply with any and all reasonable instructions and directions of Seller.

           (b) INDEMNIFICATION. Buyer shall defend, indemnify and hold Seller and the Realty entirely harmless from and against any loss, damage, injury, liability or claim of any kind or character to any person or property arising from or caused by or arising from: (1) any use or testing of the Realty by Buyer, (2) any act of omission of Buyer or any of Buyer's Representatives, (3) any accident on the Realty or any fire or other casualty thereon caused by Buyer or Buyer's Representatives, or (4) any violation or alleged violation by Buyer or Buyer's Representatives of any law or regulation now or hereafter enacted provided, however, that this indemnity shall not apply to any pre-existing condition on the Realty or the financial effect of the discovery of any Hazardous Materials on the Realty. Such indemnity shall not require payment by Seller as a condition precedent to recovery by Seller.

    8.7 DELIVERY OF DUE DILIGENCE MATERIALS BY BUYER. If Buyer terminates this Agreement for any reason at any time, Buyer shall immediately return to Seller all Due Diligence Materials furnished to Buyer by Seller. In addition, as additional consideration for Seller entering into this Agreement, at the time Seller sends the Fiduciary Out Notice to DMB/SVP, Buyer shall immediately deliver to Seller copies of all reports, studies, and other investigations of the Realty performed by or on behalf of Buyer during its due diligence review of the Assets (hereafter, "Buyer's Reports").

9.  CONDITIONS TO SELLER'S OBLIGATIONS

    9.1 SELLER'S CONDITIONS. Seller's obligation to perform its obligations under this Agreement and convey the Assets to Buyer is subject to the satisfaction of the following conditions on or before the Closing:

           (a) ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES. On the Closing Date, all representations and warranties made by Buyer in Section 12.3 below shall be true and correct in all material respects as if made on the Closing Date and Seller shall have received Buyer's Closing Certificate executed by Buyer.

           (b) NO FIDUCIARY OUT. The Board of Directors of Seller shall have determined that they have no basis for exercising the Fiduciary Out with respect to the transaction contemplated in this Agreement on or before the Pre-Closing Date. Seller shall provide Buyer with prompt written notice of any decision by Seller's Board of Directors to exercise the Fiduciary Out.

           (c) SHAREHOLDER APPROVAL. Seller's shareholders shall have voted to approve this Agreement and the transaction contemplated in this Agreement on or before the date specified in Section 1.10 above, or such later date as may be approved by the parties in writing or may be provided for in this Agreement. Should Seller fail to timely obtain the required shareholder approval and this Agreement and the Escrow are terminated, the full amount of the Deposit, plus accrued interest, shall be returned to Buyer and Seller shall pay Buyer Fifty Thousand Dollars ($50,000) to reimburse Buyer for its out-of-pocket costs in conducting its due diligence review of the Assets.

           (d) NO DEFAULT BY BUYER. Buyer shall not be in material default under this Agreement on the Scheduled Closing Date, as the same may be extended.

    9.2 FIDUCIARY OUT. Since the Realty constitutes substantially all of Seller's assets, Seller's Board of Directors has a fiduciary obligation to the public holders of Seller's stock to maximize the current and long term value of their shares in Seller. Accordingly, it is agreed that, notwithstanding anything in this Agreement to the contrary, Seller shall have the right (the "Fiduciary Out") to terminate this Agreement and cancel the Escrow on the following terms and conditions:

           (a)  WINDOW SHOPPING BY SELLER.  During the period between the
Date of this Agreement and the Pre-Closing Date, as the same may be extended, Seller shall be entitled to provide financial information about Seller and the Assets to third parties who request such information and sign a Confidentiality Agreement substantially similar to the one signed by Buyer. The parties intend that this Section 9.2 will provide Seller with an opportunity to sell the Assets or its stock on a so-called "window shop" basis.
Accordingly, after the Date of this Agreement, Seller shall cease or cause to cease all active marketing of the Assets or Seller's stock by Seller (or others acting on behalf of Seller) through the use of brokers, financial advisors, advertising or other forms of active solicitation. Seller shall, however, be entitled to respond to inquiries from third parties ("Third Party Buyers") to whom information has been supplied previously, or who may learn of the transaction contemplated in this Agreement through public disclosure thereof.

           (b) THIRD PARTY OFFERS. The Third Party Buyers shall be entitled to make offers (the "Third Party Offers") to purchase all or substantially all of Seller's stock or all the Assets.

           (c) PRESENTATION TO SELLER'S BOARD. If Seller's financial advisor recommends that any Third Party Offer should be presented to Seller's Board of Directors, Seller shall provide Buyer with a complete copy of any Third Party Offer(s) so presented promptly after the Board of Directors has had an opportunity to review same.

           (d) FIDUCIARY OUT NOTICE. If, in the opinion of Seller's Board of Directors, the terms of a Third Party Offer are economically superior to the transaction contemplated in this Agreement in that Seller's public shareholders would realize more value as a result of the acceptance of such Third Party Offer and, as a result, in the opinion of Seller's legal counsel, Seller's directors would have a fiduciary duty to accept the Third Party Offer, Seller shall send Buyer and Escrow Holder a written notice (the "Fiduciary Out Notice") to such effect. Seller's sending the Fiduciary Out Notice to Buyer shall constitute an election by Seller to terminate this Agreement and cancel the Escrow without any further obligation to Buyer.

           (e) REPAYMENT OF BUYER'S FUNDS. If Seller sends the Fiduciary Out Notice, Escrow Holder shall automatically and immediately without further instruction from Seller or Buyer, release the second increment of the Deposit, plus accrued interest, to Buyer and Seller shall promptly repay the first increment of the Deposit to Buyer.

           (f) BREAK-UP FEE. If Seller sends the Fiduciary Out Notice, then Seller shall be obligated to pay to Buyer an all-inclusive fee (the "Break-Up Fee") in an amount equal to One Million Dollars ($1,000,000) for the purpose of compensating Buyer for the loss of the opportunity to purchase the Assets and reimbursing Buyer for all out-of-pocket costs incurred by Buyer in the course of its due diligence review. The Break-Up Fee shall be paid to Buyer in two (2) increments as follows:

                (1) FIRST INCREMENT. The first increment shall be in an amount equal to One Hundred Fifty Thousand Dollars ($150,000) to compensate Buyer for all of its out-of-pocket costs and expenses incurred in its due diligence review of the Assets. This increment shall be paid simultaneously with the delivery of the Fiduciary Out Notice.

                (2) SECOND INCREMENT. The second increment shall be in an amount equal to Eight Hundred Fifty Thousand Dollars ($850,000) to compensate Buyer for the loss of the opportunity to purchase the Assets. This increment shall be paid if and only if (i) Seller sells all or substantially all the Assets to a Third Party Buyer or (ii) there is a Change in Control (as defined below) of Seller during the twelve (12) month period following the sending of the Fiduciary Out Notice to Buyer (the "Earnout Period"). If Seller does not sell all or substantially all the Assets to a Third Party Buyer during the Earnout Period or if a Change in Control of Seller does not occur during the Earnout Period, then Seller shall have no obligation to pay the second increment of the Break-Up Fee. For purposes of this Section 9.2(f), a "Change in Control" of Seller shall be deemed to have occurred if a Third Party Buyer or group of affiliated Third Party Buyers acquires a majority of the outstanding stock of Seller in a single transaction or series of related transactions during the Earnout Period provided, however, that if Triton Group Ltd. merges with a third party, such merger shall not be deemed to be a Change in Control.

           (g) BREAK-UP FEE AS LIQUIDATED DAMAGES. UPON THE SENDING OF THE FIDUCIARY OUT NOTICE, THIS AGREEMENT SHALL BE TERMINATED AND THE BREAK-UP FEE SHALL BE PAID TO BUYER AS PROVIDED ABOVE AS LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES ACKNOWLEDGE THAT BUYER'S ACTUAL DAMAGES AS A RESULT OF A TERMINATION OF THIS AGREEMENT PURSUANT TO THIS SECTION
9.2 WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, THE PARTIES ACKNOWLEDGE THAT THE BREAK-UP FEE HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF BUYER'S DAMAGES AND AS BUYER'S EXCLUSIVE REMEDY AGAINST SELLER FOR TERMINATING THIS AGREEMENT UNDER THIS SECTION 9.2.

/s/                               /s/
------------------------           -------------------------
BUYER'S INITIALS                  SELLER'S INITIALS

10. LEASES

    10.1   OPERATION OF REALTY.

           (a) LEASE CHANGES. All or portions of the Realty have been leased by Seller to various Tenants who are listed on the Rent Rolls. From and after the Date of this Agreement until the Close of Escrow, Seller agrees that it will continue to operate the Realty in the ordinary course of business and perform all of its obligations as Landlord under all the Leases and as Tenant under the MWEAC Ground Leases. Seller further agrees that it will not (1) amend or terminate the MWEAC Ground Leases, (2) enter into any new or additional Leases (i.e. Leases not shown on the Rent Rolls) ("New Leases"), or (3) amend, terminate or accept the surrender of any existing Leases or approve any subleases by Tenants (hereafter, "Lease Changes") without the prior consent of Buyer, except as follows:

                (1) Seller may negotiate, but not sign, New Leases which provide for the payment of rents at market rates by the Tenants thereunder and the provision of market concessions to such Tenants by Seller as landlord;

                (2)  Seller shall submit, for approval by Buyer, all Lease
Changes;

                (3) Buyer shall have forty-eight (48) business hours after receipt of faxed notice from Seller of any Lease Change in which to approve or disapprove of same;

                (4) If Buyer disapproves of any matter submitted for its approval, it shall do so by faxed notice to Seller before the end of said 48-hour period;

                (5) If Buyer fails to timely disapprove of any Lease Change, Buyer shall be deemed to have approved of same and Seller may then sign the subject Lease Change.

           (b) MAINTENANCE OF REALTY. Seller shall also maintain the Realty in condition at least as good condition as of the Date of this Agreement, and shall not, without first obtaining the written consent of Buyer, enter into any contracts or agreements, or permit any Tenants to enter into any contracts or agreements pertaining to the Realty which require the consent of Seller unless those contracts can be terminated without penalty on thirty (30) days' notice. Through the Close of Escrow, Seller shall maintain in full force and effect "All Risk" property insurance insuring the Realty in the amount of at least ninety percent (90%) of the replacement value of the Realty without deduction for physical depreciation.

    10.2   ESTOPPEL CERTIFICATES.

           (a) REQUIREMENT. Seller shall obtain and furnish to Buyer at least three (3) business days prior to the Scheduled Closing Date, as the same may be extended, Estoppel Certificates from the A-Tenants representing at least eighty-five percent (85.0%) of the rental income shown on the Rent Rolls, including Western Metal Lath, Inc. (the "Minimum Number of Estoppels"). The Estoppel

Certificates shall be dated no earlier than forty-five (45) days before the Scheduled Closing Date if Seller fails to obtain the Minimum Number of Estoppels by the Scheduled Closing Date, as the same may be extended, Buyer shall have the right to elect to: (1) extend the Scheduled Closing Date until one (1) business day before the Closing Deadline in order to grant Seller additional time to obtain the Minimum Number of Estoppels (2) proceed with the purchase of the Assets with no reduction in the Purchase Price, but with Seller providing all missing Estoppel Certificates pursuant to Section 10.2(d); or (3) terminate this Agreement and the Escrow without penalty. If Buyer so elects to terminate the Escrow, the full amount of the Deposit, plus accrued interest, shall be returned to Buyer. Seller shall have no obligation to obtain Estoppel Certificates from the B-Tenants.

           (b) FORM. The Estoppel Certificates shall be in the form specified in the A-Leases, or if no form is so specified, in such form as may be reasonably satisfactory to Buyer and Seller. Such Estoppel Certificates shall verify the accuracy of the information provided by Seller on the Rent Rolls and the Rent Rolls Update with respect to each A-Lease.

           (c) LEASE DISCREPANCIES. In the event of discrepancies ("Lease Discrepancies") for the A-Leases between the Rent Rolls and the Estoppel Certificates, the parties shall endeavor to promptly resolve such Lease Discrepancies. Lease Discrepancies shall be monetary in nature provided, however, that if a Lease Discrepancy is such that it could result in the termination of an A-Lease, it shall, nonetheless, be deemed to be a Lease Discrepancy. It is expressly understood and agreed that neither the termination of the Mediashare Corporation Lease nor any dispute about the interpretation or application of such Lease shall be deemed to be a Lease Discrepancy. If the aggregate cost or amount of the Lease Discrepancies is less than Fifty Thousand Dollars ($50,000), there shall be no adjustment to the Purchase Price and this Agreement shall remain in full force and effect. If the parties conclude that the aggregate cost or amount of the Lease Discrepancies is more than Fifty Thousand Dollars ($50,000), then Buyer shall have two (2) business days after the amount of the Lease Discrepancies is determined in which to elect -- by sending written notice to Seller and Escrow Holder -- either to terminate this Agreement or to purchase the Assets without any reduction in the Purchase Price. If Buyer elects to terminate this Agreement, Seller shall have two (2) business days after receipt of Buyer's notice of termination in which to elect -- by sending written notice to Buyer and Escrow Holder -- to sell the Assets with a reduction in the Purchase Price equal to the portion of the Lease Discrepancies which is in excess of $50,000 or to terminate this Agreement. If Seller fails to timely send notice of its election to so reduce the Purchase Price, Seller shall be deemed to have elected to terminate this Agreement. If Seller elects to reduce the Purchase Price, the amount of the reduction shall be listed on the Joint Proration Schedule. If this Agreement is terminated pursuant to this
Section 10.2(c), the full amount of the Deposit, plus accrued interest, shall be returned to Buyer.

           (d) INABILITY TO OBTAIN. The parties intend that Seller will obtain Estoppel Certificates from all A-Tenants. However, it is not a condition to the Close of Escrow that Seller obtain Estoppel Certificates from those A-Tenants in excess of the Minimum Number of Estoppels. In the event that Seller is unable to obtain an Estoppel Certificate from these A-Tenants (or if Buyer elects to purchase the Assets and have Seller furnish Estoppel Certificates even if the Minimum Number of Estoppels has not been obtained), then at the Closing, Seller shall furnish a certificate for each A-Lease for which an Estoppel Certificate has not been obtained, containing a representation that such A-Lease is in full force and effect that there are no modifications or amendments to such A-Lease except as have been delivered to Buyer that, to Seller's Actual Knowledge, the subject A-Tenant is not in default thereunder (or stating such default as may exist) that Seller, as landlord, is not in default thereunder and stating the commencement and expiration dates of such A-Lease.

    10.3 DELINQUENT RENTS. Nondelinquent rents shall be prorated up to the Proration Date through the Escrow as provided above. Rents delinquent at the Closing Date, but collected later, shall be prorated to the Proration Date when collected. In order to identify the delinquent rents, no later than five (5) business days before the Scheduled Closing Date, as the same may be extended, Buyer and Seller shall prepare and deposit into the Escrow a schedule (the "Joint Schedule of Delinquent Rents") listing, by Tenant name, the rents anticipated to be delinquent as of the Closing. Rents collected after the Closing Date from Tenants whose rent was delinquent at the Closing shall be deemed to apply first to the current rent due at the time of payment and second to rent which was delinquent at Closing.

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

Rents collected by Buyer after the Closing Date to which Seller is entitled, shall be promptly paid to Seller. For a period of ninety (90) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which were delinquent at the Closing Date, but with no obligation to commence litigation to collect such rents.

    10.4 NOTICES OF LEASE ASSIGNMENT. Upon the Close of Escrow, Buyer shall notify each Tenant, in writing, of its acquisition of the Realty. Said notice shall set forth Buyer's address for payment of rent and the giving of notices and shall also recite that the Tenants' security deposits, if any, have been delivered to Buyer. Seller shall, if requested by Buyer, join in the execution of such notices at the Close of Escrow.

11. MISCELLANEOUS COVENANTS BY SELLER

    11.1 CONSTRUCTION CONTRACTS. As soon as possible after the Opening of Escrow, Seller shall provide Buyer with a schedule (the "Tenant Improvement Construction Schedule") which sets forth all ongoing obligations to construct tenant improvements for the Tenants. The Tenant Improvement Construction Schedule shall not list obligations for routine maintenance work or periodic remodeling work which may be set forth in any of the Leases. The cost of such construction work shall be prorated between Buyer and Seller as provided in
Section 6.8(f). From and after the Date of this Agreement, Seller shall not enter into any new contracts or agreements for such construction work without the prior consent of Buyer, except as provided in Section 10.1(a) with respect to Lease Changes.

    11.2 ASSIGNMENT OF WARRANTIES. At the Closing, Seller shall assign to Buyer, pursuant to an Assignment of Warranties, all warranties, guaranties and sureties (the "Warranties") which Seller may have from vendors, contractors or servicing agents with respect to the Realty.

    11.3 PUBLIC DISCLOSURE. Seller has obligations to make public disclosure of material information about this Agreement and the subject transactions. Each public release of information shall be subject to the prior written consent of Seller and Buyer, which consent shall not be unreasonably withheld. Such consent shall conclusively be deemed to have been granted if a written disapproval of the proposed language specifying in detail the objectionable portions of the proposed public release is not received by the proposing party within twenty-four (24) hours following receipt of the proposed release by the receiving party. Written communications between the parties pursuant to this
Section 11.3 shall be made by telecopier or fax.

12. REPRESENTATIONS AND WARRANTIES

    12.1   "AS-IS" TRANSACTION.  The parties intend that, as regards to
(a) matters affecting the physical condition of the Assets and (b) the amount of the income generated (on a gross or net basis) from the leasing of the Realty, Buyer will be acquiring the Assets on an "AS-IS, WHERE-IS" basis, without any warranty, expressed or implied, by Seller as to the physical condition of same or the amount of such income, subject, however, to Seller's disclosure obligations under its representations and warranties in Section 12.2. As to matters affecting the physical condition of the Assets and the amount of such income, Buyer will be relying solely on its own due diligence investigation of the physical condition of the Assets, its own financial analysis of the revenue and expenses of the Realty, and Seller's representations and warranties in
Section 12.2. As to matters affecting title to the Realty, including ingress and egress thereto, Buyer will be relying solely on the Title Policies and the Surveys.

    12.2   REPRESENTATIONS AND WARRANTIES BY SELLER.

           (a)  LISTING.  Seller hereby represents and warrants to Buyer that:

                (1) LITIGATION. To Seller's Actual Knowledge, there is presently no claim, litigation, proceeding or governmental investigation pending or threatened against or relating to the Realty or the transactions contemplated hereby. (Seller shall give Buyer immediate written notice of

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any such claim, litigation proceeding or investigation which becomes known to
Seller prior to the Closing Date.)

                (2)  COMPLIANCE WITH LAWS.

                     (i) To Seller's Actual Knowledge, no notice of violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenants, conditions or restrictions affecting or relating to the use, operation or occupancy of the Realty has been given to Seller by any governmental agency having jurisdiction or by any other person entitled to enforce the same;

                     (ii) To Seller's Actual Knowledge, the Realty conforms to all applicable ordinances and other laws, orders, ordinances, permits, rules, regulations and requirements, and to all covenants, conditions and restrictions affecting or relating to the use, operation or occupancy of the Realty, subject to the qualifications in Section 12.2(a)(2)(iii) and;

                     (iii) With respect to the Americans with Disabilities
Act (the "ADA"), Seller has no knowledge that any governmental authority is presently requesting that remedial or corrective work be done to the Realty in order to comply with the ADA, it being understood that most of the Improvements were constructed before implementation of the ADA began. As a result, portions of the Improvements may not now comply with the ADA. If changes or modifications are made in the future to the Realty, local governmental authorities may have the right to require that such remedial or corrective work be done as a condition to granting building permits for new construction work. Seller shall inform Buyer in writing if any remedial corrective work that any governmental agency may require to bring any part of the Realty into compliance with the ADA.

                (3) ENVIRONMENTAL. Subject to the Airport Closure Letter and Seller's disclosure that (i) the operation of the aircraft maintenance and repair services at the Leasehold Improvements involves the Use (as defined below) of Hazardous Materials and (ii) one Tenant of each of the Arizona Corporate Center Property and the Centerpark Plaza I Property may have improperly disposed of certain chemicals:

                     (A) To Seller's Actual Knowledge, Seller and the Realty are not and will not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Realty, including, but not limited to, the Environmental Laws;

                     (B) To Seller's Actual Knowledge, during the period that Seller has owned the Realty there has been no use, presence, disposal, storage, generation, release, or threatened release (as those terms are used in the Environmental Laws, and are hereinafter collectively referred to as "Use") of Hazardous Materials on, from or under the Realty, except as disclosed by Seller to Buyer in writing;

                     (C) To Seller's Actual Knowledge, no Use of Hazardous Materials occurred on, from or under the Realty prior to Seller taking title to the Realty, except as disclosed by Seller to Buyer in writing;and

                     (D) To Seller's Actual Knowledge, during the period that Seller has owned the Realty, there has been no enforcement action or litigation brought or threatened against Seller or the Realty, nor any settlements reached by or with any party or parties alleging the Use of any Hazardous Materials on, from or under the Realty, except as disclosed by Seller to Buyer in writing.

                (4) FOREIGN PERSON. Seller is not a foreign person and is a "United States Person," as such term is defined in Section 7701(a)(30) of the Code.

                (5) PERMITS. To Seller's Actual Knowledge, Seller has obtained all governmental licenses and permits in the nature of certificates of occupancy required from

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

governmental authorities having jurisdiction over the Realty or from private parties for the use of the Realty and to insure vehicular and pedestrian ingress and egress to the Realty, except as disclosed by Seller to Buyer in writing.

                (6) PUBLIC IMPROVEMENTS. To Seller's Actual Knowledge, there are presently no proposed public improvements which would result in any charge being levied or assessed against the Realty or in the creation of any lien upon the Realty. Seller shall promptly notify Buyer in writing of any changes affecting this representation of which it becomes aware prior to the Closing Date.

                (7) CONDEMNATION. To Seller's Actual Knowledge, there is presently no pending or contemplated condemnation of the Realty or any part thereof. Seller shall promptly notify Buyer in writing of any changes affecting this representation of which it becomes aware prior to the Closing Date.

                (8) DEFAULT. To Seller's Actual Knowledge, (i) the closing of the various transactions contemplated by this Agreement will not constitute or result in any default, or event ("Potential Default") that with a notice or lapse of time, or both, would be a default, breach or violation of any lease (except for any consent to the assignment of the MWEAC Ground Leases which may be required), covenant or other agreement, instrument or arrangement by which Seller or the Realty is bound, and (ii) Seller is not in default (and there exists no Potential Default on the part of Seller) as tenant under the MWEAC Ground Leases, as landlord under the A-Leases, or, as party to the Continuing Service Contracts.

                (9) DEFECTS. To Seller's Actual Knowledge, there are no latent, hidden or structural defects in the Improvements, nor are there any defects or conditions of the Realty or the soils which would materially impair the use of such Realty, except as disclosed by Seller to Buyer in writing.

                (10) CONSTRUCTION CONTRACTS. Except as provided elsewhere in this Agreement with respect to pending or ongoing tenant improvement construction, there are no outstanding construction contracts entered into by Seller for any Improvements to the Realty which have not been fully paid for by Seller.

                (11) AUTHORITY OF SELLER. MWP and MWEAC are corporations duly organized and validly existing and in good standing under the laws of the State of California and have the authority to own and convey the Assets. This Agreement and all other documents to be executed by Seller and delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Seller, shall be valid, binding and enforceable against Seller in accordance with their respective terms, and do not now and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Assets are subject. Except as set forth in this Agreement, no consent of any third party is required to consummate the transaction contemplated in this Agreement.

                (12) LEASE BROKERAGE COMMISSIONS. To Seller's Actual Knowledge, there are no commissions, finder's fees or other compensation owing or which may become owing to any broker or any other person or entity with respect to any Lease or occupancy agreement including, without limitation, any such compensation with respect to any future renewals, extensions or expansions thereof, except for amounts which may be payable with respect to the Prorated Leases.

                (13) LABOR CONTRACTS. Seller is not party to, or otherwise bound by, any collective bargaining agreement or multi-employer pension fund covering employees who service the Realty.

                (14) LABOR DISPUTES. There is no current labor dispute with any maintenance or other personnel or employees of Seller or any contracts with respect to the Realty which could adversely affect the use, operation or value of the Realty.

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

                (15) RETROACTIVE PROPERTY TAX ASSESSMENT. Notwithstanding any other provision of this Agreement to the contrary, if Buyer shall become liable after the Closing for payment of any property taxes assessed against the Realty for any period of time prior to the Closing Date, Seller shall immediately pay to Buyer on demand an amount equal to such tax assessment.

                (16) OPERATING STATEMENTS. The operating statements for the Properties and the Leasehold Properties, which have previously been furnished by Seller to Buyer, are true and correct.

                (17) PROPERTY REPORTS AND SERVICE CONTRACTS. To Seller's Actual Knowledge, Seller has delivered to Buyer all Property Reports and Service Contracts in Seller's possession, except as noted in Section 6.5(a).

                (18) B-LEASES. To Seller's Actual Knowledge, all the B-Leases are in full force and effect with no material defaults on the part of the B-Tenants. Seller is not in material default under the B-Leases.

                (19) NO INACCURACIES. To Seller's Actual Knowledge, there are no material inaccuracies in any of the Due Diligence Materials delivered to Buyer by Seller.

           (b) SUBSEQUENT CHANGES IN CONDITIONS. If, before the Close of Escrow, Seller becomes aware of any fact or circumstance which would change a representation or warranty made by Seller in Section 12.2(a), then Seller shall give prompt written notice of such changed fact or circumstance to Buyer. The sending of such notice before the Close of Escrow shall not constitute a breach of Seller's representations and warranties, but shall serve to amend or modify Seller's representations and warranties provided, however, that if Seller intentionally caused the event which changed Seller's representations and warranties, in a material adverse manner, such change ("Intentional Change") in Seller's representations and warranties shall constitute a breach of Seller's representations and warranties subject to Buyer's rights under Section 12.2(d).

           (c) STATUS AT CLOSING. All representations and warranties of Seller contained in Section 12.2(a) or otherwise made in writing by Seller in connection with the transactions provided for in this Agreement shall be true and correct on the Date of this Agreement and on the Closing Date, except to the extent Buyer has been notified in writing by Seller or otherwise to the contrary after the Date of this Agreement and prior to the Closing Date. At the Closing, Seller shall deliver to Buyer, pursuant to Section 8.5, Seller's Closing Certificate to confirm the status of Seller's representations and warranties.

           (d) BUYER'S RIGHTS. Upon notification before the Closing of any fact or circumstance which would materially change any of the representations or warranties of Seller contained in this Section 12.2, Buyer shall have the option of: (1) waiving such change, or (2) terminating this Agreement and the Escrow provided, however, that if any such change constitutes an Intentional Change, Buyer shall have the right to elect -- within five (5) business days after learning of the Intentional Change -- to have the Intentional Change treated as either a Post-Closing R & W Breach or a basis for terminating this Agreement. If Buyer terminates this Agreement pursuant to this Section 12.2(d), the full amount of the Deposit, plus accrued interest, shall be returned to Buyer.

    12.3   REPRESENTATIONS AND WARRANTIES BY BUYER.

           (a)  LISTING.  Buyer hereby represents and warrants to Seller that:

                (1) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the authority to purchase the Realty.

                (2) This Agreement and all other documents to be executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be duly authorized, executed and delivered by Buyer and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

                (3) This Agreement and all other documents to be executed by Buyer have been or will be duly executed by duly authorized officers of Buyer and, when executed and delivered, constitute valid, binding and enforceable obligations of Buyer and do not now and at the time of Closing will not violate any provisions of any agreement or judicial order to which Buyer is a party to or which Buyer or its property is subject.

           (b) STATUS AT CLOSING. All representations and warranties of Buyer contained in Section 12.3(a) or otherwise made in writing by Buyer in connection with the transactions provided for in this Agreement shall be true and correct on the Date of this Agreement and on the Closing Date, except to the extent Seller has been notified to the contrary after the Date of this Agreement and prior to the Closing Date. At the Closing, Buyer shall deliver to Seller, pursuant to Section 9.1(a), Buyer's Closing Certificate to confirm the status of Buyer's representations and warranties.

    12.4 TERMINATION OF REPRESENTATIONS AND WARRANTIES. Seller's and Buyer's representations and warranties under this Agreement shall terminate at the end of the Holdback Period.

13. DAMAGE, DESTRUCTION AND CONDEMNATION

    13.1   RISK OF PHYSICAL LOSS.

           (a) SUBSTANTIAL LOSS. Risk of physical loss to the Improvements shall be borne by Seller prior to the Closing Date and by Buyer thereafter. In the event that any Improvements shall be damaged after the Date of this Agreement and before the Closing by fire, flood, earthquake or other casualty in a material degree (that is, to the extent that ten percent (10%) or more of the total floor space of the Improvements are rendered unusable as of the Closing
Date), Buyer may, at its option: (1) elect not to acquire the Realty, in which case this Agreement shall be terminated or (2) elect to proceed to close the purchase of the Realty. If Buyer elects to proceed with the transaction, Seller shall assign to Buyer all insurance proceeds relating to such damage, as well as the right to negotiate the adjustment with the insurer and pay Buyer any deductible amounts under the applicable insurance policies. Seller shall promptly thereupon provide Buyer with copies of its insurance coverage so that Buyer may use such information in making its election under this Section 13.1(a).

           (b) MINOR LOSS. If damage to less than ten percent (10%) of the total floor space of the Improvements occurs after the Date of this Agreement and before the Closing, then at Buyer's option, Seller shall (1) assign to Buyer at the Closing all insurance proceeds relating to such damage and pay Buyer any deductible amounts under the applicable insurance policies, or (2) restore and repair such damage which can reasonably be completed before the Scheduled Closing Date provided, however, that in no event shall any repairs by Seller extend the Closing to a date later than the Closing Deadline.

    13.2 CONDEMNATION. In the event that, prior to the Close of Escrow, a governmental entity shall commence any action of eminent domain to take a material portion of any one legal parcel which is part of the Realty (or the Improvements on any such parcel), Buyer shall have the option either to
(a) elect not to acquire the Assets, in which case this Agreement and the Escrow shall be terminated, or (b) complete the acquisition of the Assets, in which case Buyer shall be entitled to the proceeds of such taking.

14. MISCELLANEOUS

    14.1 WAIVER. In the event of a breach by Seller of this Agreement, Buyer may elect: (a) nevertheless to proceed with the purchase of the Assets, reserving all of its other rights and remedies available to it under this Agreement or otherwise at law or in equity including, without limitation, the right to collect damages from Seller arising from such breach, or (b) to terminate this Agreement and the Escrow by written notice to Seller and Escrow Holder delivered prior to the

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

Scheduled Closing Date, as the same may be extended. In the event of such termination, Buyer shall be relieved of all further obligations under this Agreement and the full amount of the Deposit, plus accrued interest, shall be repaid to Buyer.

    14.2 ATTORNEYS' FEES. In the event of any action or arbitration between Buyer and Seller seeking enforcement or interpretation of any of the terms and conditions of this Agreement, the prevailing party in such action or arbitration shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, including but not limited to court or arbitrator's costs and reasonable attorneys' fees.

    14.3   NOTICES.

           (a) TRANSMISSION. All notices under this Agreement shall be sent by reputable commercial courier service, telecopier (or electronic facsimile ("fax")), or personal delivery, addressed to the party for whom intended. Notices shall be effective, in the case of delivery by courier or overnight delivery service, as at the date of receipt when sent by a courier service which provides written evidence of delivery and in case of notices sent by fax, twenty-four (24) business hours after transmission by a machine which provides automatic evidence of transmission. Notices to the parties shall be sent to the addresses stated in Section 1.2 of this Agreement, or such other addresses as the parties may from time to time designate in writing.

           (b)  SELLER'S COPIES.  A copy of notices to Seller shall be sent to:

           Hillyer & Irwin
           550 West C Street, 16th Floor
           San Diego, CA 92101
           William A. Reavey, Esq.

           Facsimile No. (619) 595-1313

           Pillsbury Madison & Sutro, LLP
           101 West Broadway, Suite 1800
           San Diego, CA 92101
           David R. Snyder, Esq.

           Facsimile No. (619) 236-1995

           (c)  BUYER'S COPIES.  A copy of any notice to Buyer shall be sent to:

           Real Estate Law Group, LLP
           116 Grove Avenue
           Corte Madera, CA 94925
           Jeffrey D. Ebstein, Esq.

           Facsimile No. (415) 924-6324

           (d) COMMUNICATIONS. As a matter of convenience, however, communications between Buyer and Seller shall, to the extent feasible, be conducted orally, by telephone or in person, between counsel or other authorized agents of the parties, with such communications to be confirmed and made effective in writing as set forth above.

    14.4 ENTIRE AGREEMENT. This Agreement and its exhibits contain all of the agreements and understandings of the parties hereto with respect to the matters contained in this Agreement. No prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing signed by duly authorized officers or general partners of each of the parties hereto,

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

except that any modifications which relate to the adjustment of time limitations (except the Closing Deadline) or the form of documents may be made by legal counsel to the parties.

    14.5 SUCCESSORS. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

    14.6 ASSIGNMENT. Seller may not assign its rights under this Agreement without the prior written consent of Buyer. Buyer may assign its rights under this Agreement to any wholly owned subsidiary of Buyer or any entity owned by or affiliated with Whitehall Street Real Estate LP VII or which is directly or indirectly controlled by the principals of Buyer or in which a related entity of Buyer is a member or partner, so long as Buyer covenants in writing to remain responsible for the full performance of all obligations of its assignee through the Close of Escrow.

    14.7 CHOICE OF LAW. This Agreement shall be governed by the laws of the State of California and any question arising hereunder shall be construed or determined according to such law.

    14.8 HEADINGS. Headings at the beginning of each numbered section of this Agreement are solely for the convenience of reference and are not a part of this Agreement.

    14.9 COUNTERPARTS. This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

    14.10 BROKERS AND FINDERS. In connection with the transaction contemplated by this Agreement, Seller and Buyer represent to one another that neither has employed a broker or finder in connection with the transaction contemplated in this Agreement, except as described below with respect to Slusser Associates, Inc. and Colliers Illif Thorn. In the event of a claim for any broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to defend, indemnify and hold Seller harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' fees and costs) which Seller may sustain or incur by reason of such claim. If such claim is based upon any agreement alleged to have been made by Seller, Seller hereby agrees to defend, indemnify and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section
14.10 shall survive the Closing. Seller shall be solely responsible for paying an advisory fee due Slusser Associates, Inc. for investment banking and other advisory services provided to Seller. Buyer shall be solely responsible for paying a real estate brokerage commission to Colliers Illif Thorn.

    14.11 NO OFFER. The submittal or execution of this Agreement, or a draft thereof, by either party shall not constitute an offer, nor shall either party be bound to any of the terms hereof until both parties have executed this document and an original signed copy of such executed document has been received by each party.

    14.12  LIMITATION OF LIABILITY.  It is agreed that:

           (a) None of the officers, members, directors, employees or shareholders of Buyer assume any personal liability for the obligations entered into by or on behalf of Buyer; and

           (b) None of the officers, directors, employees or shareholders of Seller shall have any personal liability for the obligations entered into by or on behalf of Seller.

    14.13 JURISDICTION AND VENUE. In the event of litigation between the parties with respect to this Agreement or the transactions contemplated in this Agreement, the parties agree that such litigation shall be filed only in the Superior Court of the State of California for the County of San Diego. This
Section 14.13 is subject to Section 14.15 relating to arbitration.

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

    14.14  LEASE TO MWP.  [Intentionally deleted.]

    14.15  ARBITRATION OF DISPUTES.

           (a) AGREEMENT TO ARBITRATE. ANY CONTROVERSY OR CLAIM RELATING TO THIS AGREEMENT SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY SUCH ARBITRATION SHALL BE HELD IN SAN DIEGO, CALIFORNIA.

           (b)  STATUTORY NOTICE.  NOTICE: BY INITIALLING IN THE SPACE
BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. YOU HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ARBITRATION OF DISPUTES PROVISION TO NEUTRAL ARBITRATION.

/s/                               /s/
------------------------           -------------------------
BUYER'S INITIALS                  SELLER'S INITIALS

    14.16 NO SUCCESSOR LIABILITY. Seller agrees that Buyer shall have no liability as a successor in interest for any Service Contracts which are not Continuing Service Contracts or for any other contract or agreement entered into by Seller in connection with the Realty (other than the A-Leases and B-Leases and the MWEAC Ground Leases), unless specifically approved in writing by Buyer and Seller shall indemnify, defend and hold Buyer harmless from any loss, cost, expense, liability or damage (including reasonable attorneys" fees) incurred by Buyer in connection with such contracts, agreements and Service Contracts which are not Continuing Service Contracts.

    IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement of Purchase and Sale and Joint Escrow Instructions as of the date first above written.

                             "BUYER:"

                             LINCOLN PROPERTY N.C., INC., a
                             Texas corporation


                             By:  /s/
                                  ---------------------------------------------
                             Printed Name:  William A. Shubin
                                            -----------------------------------
                             Title:   Vice President
                                      -----------------------------------------


                             "SELLER:"

                             MISSION WEST PROPERTIES, a
                             California corporation


                             By:   /s/
                                   --------------------------------------------
                                       J. Gregory Kasun
                                       President and Chief Executive Officer



                             MISSION WEST EXECUTIVE AIRCRAFT
                             CENTER, INC.,
                             a California corporation



                             By:   /s/
                                   --------------------------------------------
                                       J. Gregory Kasun
                                       President and Chief Executive Officer

    The undersigned Escrow Holder hereby accepts the Escrow and agrees to comply with the escrow instructions contained in the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions.

Dated:  October 15, 1996



                                  FIRST AMERICAN TITLE INSURANCE
                                  COMPANY



                                  By:   /s/
                                        ---------------------------------------
                                  Printed Name:   Patricia Pipher
                                                  -----------------------------
                                  Title:   Sr. Escrow Officer
                                           ------------------------------------

    By signing below, the undersigned shareholders of Mission West Properties hereby agree to vote their shares of stock in Mission West Properties to (1) approve the foregoing Agreement and (2) the transactions contemplated therein at the time the shareholders' vote contemplated in Section 9.1(c) of the Agreement is held, subject, however, to the exercise of the Fiduciary Out provided for in
Section 9.2. The undersigned are signing this Agreement for only such limited purpose and not to incur any other obligation or duty under the Agreement. The foregoing agreement of the undersigned shareholders to so vote their shares of stock shall survive and in no event be terminated or altered by the transfer of ownership of any of the undersigned's shares of stock, whether by sale, assignment, merger, consolidation or otherwise, and any successor in interest to or transferee of such shares shall be bound by and unable to alter in any manner such agreement.



                                       TRITON GROUP LTD.,
/s/                                    a Delaware corporation
--------------------------------
William E. Nelson, individually



/s/                                    By:   /s/
--------------------------------             -------------------------------
Byron B. Webb, Jr., individually                 Michael M. Earley
                                                 President and Chief Executive
                                                 Officer


/s/
-------------------------------
J. Gregory Kasun, individually

                             MISSION WEST PROPERTIES          Please mark
                      For Special Meeting of Shareholders     your vote as
                                December 5, 1996              indicated in
                                                              this example



The Board of Directors solicits your proxy for the following items.

                                                            FOR AGAINST ABSTAIN

  1. Consideration of a proposal to sell substantially all of the Company's real estate assets as set forth in the accompanying proxy statement.

  2. As they shall in their sole judgment determine on any other matter that may properly come before the meeting or any adjournment or postponement thereof.












SIGNATURE(S)                                      DATE
            -------------------------------------      -----------------------
NOTE: Please sign as name appears herein. Joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.


                             FOLD AND DETACH HERE

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Michael M. Earley, J. Gregory Kasun, and William
E. Nelson, and each of them, as his agents and proxies with full power of substitution to vote any and all shares of Common Stock of Mission West Properties which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held December 5, 1996, or any adjournment or postponement thereof, as specified on the reverse hereof.


This proxy will be voted as the undersigned specifies on the reverse hereof. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO SELL SUBSTANTIALLY ALL OF THE COMPANY'S REAL ESTATE ASSETS AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.






       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE.)











                             FOLD AND DETACH HERE